SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LAS VEGAS SANDS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN

Dear Stockholder:

You are cordially invited to attend the 2013 annual meeting of stockholders of Las Vegas Sands Corp., which will be held on June 5, 2013 at 2:00 p.m., New York time, at The St. Regis New York located at Two E. 55Th Street, New York, New York 10022.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year we again are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 26, 2013. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 26, 2013.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

SHELDON G. ADELSON

Chairman of the Board

and Chief Executive Officer

April 26, 2013

NOTICE OF ANNUAL MEETING

to be held on

June 5, 2013

To the Stockholders:

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at The St. Regis New York located at Two E. 55Th Street, New York, New York 10022, on June 5, 2013, at 2:00 p.m., New York time, for the following purposes:

1. To elect four directors to the Board of Directors, each for a three-year term;

2. To approve the performance-based provisions of the Company’s 2004 Equity Award Plan;

3. To approve the performance-based provisions of the Company’s Executive Cash Incentive Plan;

4. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 12, 2013 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

MICHAEL A. LEVEN

President, Chief Operating Officer

and Secretary

April 26, 2013

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET

AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

PROXY STATEMENT

i

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Wednesday, June 5, 2013, at The St. Regis New York located at Two E. 55Th Street, New York, New York 10022, beginning at 2:00 p.m., New York time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 26, 2013. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 26, 2013.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 12, 2013, will be entitled to vote at the meeting or any adjournment thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 12, 2013, 824,856,873 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares in person. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under new NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meet-

ing, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 52.3% of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated that they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. Unless you vote your shares, your shares will not be voted in the election of directors as set forth in Proposal 1 below or the advisory proposal on executive compensation as set forth in Proposal 5 below.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:

•	“FOR” the election of each of the nominees for director as set forth under Proposal No. 1 below;

•	“FOR” the approval of the performance-based provisions of our 2004 Equity Award Plan as described in Proposal No. 2 below;

•	“FOR” the approval of the performance-based provisions of our Executive Cash Incentive Plan as described in Proposal No. 3 below; and

•	“FOR” the advisory proposal on executive compensation as described in Proposal No. 4 below.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the Company’s 2012 Annual Report are available at http://investor.lasvegassands.com/proxy.cfm. These materials are also available on the Investor Relations page of our website, www.lasvegassands.com. In the future, for stockholders who have not already opted to do so, instead of receiving copies of the Notice of Annual Meeting and Proxy Statement and annual report in the mail, stockholders may elect to view proxy materials for the annual meeting on the Internet or receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet and how to instruct us to send future proxy materials to you electronically by e-mail. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders of Record.    If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report, and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy

Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single Notice or Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Notice or Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements or annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer & Trust Company, directly by telephone at 1-800-937-5449 or by visiting its website at www.amstock.com and following the instructions.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 2013 as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)
Sheldon G. Adelson(3)(4)	78,357,582	9.5%
Dr. Miriam Adelson(3)(5)	354,994,306	43.0
Timothy D. Stein(3)(6)	36,457,918	4.4
General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(7)	87,718,919	10.6
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(8)	87,718,918	10.6
Michael A. Leven(9)	1,591,395	*
Chris J. Cahill	—	*
Robert G. Goldstein(10)	1,337,552	*
Kenneth J. Kay(11)	100,211	*
Ira H. Raphaelson	—	*
John P. Caparella(12)	40,000	*
George Tanasijevich(13)	212,970	*
Edward M. Tracy(14)	78	*
Jason N. Ader(15)	55,236	*
Irwin Chafetz(3)(16)	31,551,368	3.8
Victor M.G. Chaltiel(17)	1,000	*
Charles D. Forman(18)	209,442	*
George P. Koo(19)	32,546	*
Charles A. Koppelman(20)	2,227	*
Jeffrey H. Schwartz(21)	95,711	*
Irwin A. Siegel(22)	35,693	*
All current executive officers and current directors of our Company as a group (17 persons)(23)	113,623,011	13.8%

*	Less than 1%.

(1)

A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 824,852,598 shares issued and outstanding at the close of business on March 31, 2013 (including unvested shares of restricted stock), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable or will become vested and exercisable within 60 days.

(2)	Other than Timothy D. Stein, the address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)

Sheldon G. Adelson, Dr. Miriam Adelson, Timothy D. Stein, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust constitute a “group” that, as of March 31, 2013, collectively beneficially owned 431,599,515 shares of our Common Stock, or 52.3% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

(4)

This amount includes (a) 65,736,640 shares of our Common Stock held by Mr. Adelson, (b) 54,232 unvested shares of restricted stock held by Mr. Adelson, and (c) 12,566,710 shares of our Common Stock held by an entity over which Mr. Adelson, as co-manager, shares voting and dispositive control.

(5)

This amount includes (a) 60,772,522 shares of our Common Stock held directly by Dr. Adelson, (b) 224,537,981 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 57,116,993 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole dispositive control; (d) 100 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting and dispositive control, and (e) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as co-manager, shares voting and dispositive control.

(6)

This amount includes (a) 6,893 shares of our Common Stock held directly by Mr. Stein, (b) 32,434,085 shares of our Common Stock held by trusts for Mr. Adelson, Dr. Adelson and their family members over which Mr. Stein, as trustee, retains sole voting control, and (c) 4,016,940 shares of our Common Stock held by trusts or other entities for the benefit of members of the Adelson family over which Mr. Stein, as trustee or in another fiduciary capacity, retains sole voting control and shares dispositive power. Mr. Stein disclaims beneficial ownership of the shares of our Common Stock held by any trust or other entity for which he acts as trustee or in another fiduciary capacity, and this disclosure shall not be deemed an admission that Mr. Stein is a beneficial owner of such shares for any purpose. Mr. Stein’s address is c/o Lourie & Cutler, P.C., 60 State Street, Boston, Massachusetts 02109.

(7)	This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust.

(8)	This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust.

(9)	This amount includes (a) 81,395 shares of our Common Stock held by Mr. Leven and (b) options to purchase 1,510,000 shares of our Common Stock that are vested and exercisable.

(10)

This amount includes (a) 79,135 shares of our Common Stock held by Mr. Goldstein, (b) 4,372 shares of our Common Stock held by the Robert & Sheryl Goldstein Trust, (c) 375,000 unvested shares of restricted stock held by Mr. Goldstein and (d) options to purchase 879,045 shares of our Common Stock that are vested and.

(11)	This amount includes (a) 211 shares of our Common Stock held by Mr. Kay and (b) options to purchase 100,000 shares of our Common Stock that are vested and exercisable.

(12)

This amount includes (a) 25,000 unvested shares of restricted stock held by Mr. Caparella (of which, 12,500 shares will vest within 60 days) and (b) options to purchase 15,000 shares of our Common Stock that will become vested and exercisable within 60 days.

(13)

This amount includes (a) 47,070 shares of our Common Stock held by Mr. Tanasijevich, (b) 25,000 unvested shares of restricted stock held by Mr. Tanasijevich and (c) options to purchase 140,900 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(14)	This amount includes 78 shares of our Common Stock held by Mr. Tracy.

(15)

This amount includes (a) 9,205 shares of our Common Stock held by Mr. Ader, (b) 1,641 unvested shares of restricted stock and (c) options to purchase 44,390 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(16)

This amount includes (a) 35,702 shares of our Common Stock held by Mr. Chafetz, (b) 1,641 unvested shares of restricted stock held by Mr. Chafetz, (c) options to purchase 33,720 shares of our Common Stock held by Mr. Chafetz that are vested and exercisable, (d) 30,000,000 shares of our Common Stock held by a trust for the benefit of Dr. Adelson and her family members over which Mr. Chafetz, as trustee, retains sole voting control and (e) 1,480,305 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by the trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose.

(17)	This amount includes 1,000 shares of our Common Stock held by Mr. Chaltiel.

(18)

This amount includes (a) 170,702 shares of our Common Stock held by Mr. Forman, (b) 1,641 unvested shares of restricted stock and (c) options to purchase 37,099 shares of our Common Stock that are vested and exercisable.

(19)

This amount includes (a) 8,459 shares of our Common Stock held by Dr. Koo, (b) 1,641 unvested shares of restricted stock and (c) options to purchase 22,446 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(20)	This amount includes (a) 1,641 unvested shares of restricted stock held by Mr. Koppelman and (b) options to purchase 586 shares of our Common Stock that are vested and exercisable.

(21)

This amount includes (a) 9,205 shares of our Common Stock held by Mr. Schwartz, (b) 1,641 unvested shares of restricted stock and (c) options to purchase 84,865 shares of our Common Stock that are vested and exercisable.

(22)

This amount includes (a) 12,702 shares of our Common Stock held by Mr. Siegel, (b) 1,641 unvested shares of restricted stock and (c) options to purchase 21,350 shares of our Common Stock that are vested and exercisable.

(23)

This amount includes 490,719 unvested shares of restricted stock and options to purchase 2,889,402 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days held by the Company’s current executive officers and current directors.

BOARD OF DIRECTORS

Our Board currently has ten directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. The term of office of the current Class III directors will expire at the 2013 annual meeting. The term of office of the current Class I directors will be subject to renewal in 2014, and the term of office of the current Class II directors will be subject to renewal in 2015. Each director holds office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

In addition to the specific professional experience of each director, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.

The nominees for re-election for a three-year term ending in 2016 are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Sheldon G. Adelson (79)	2004	III

Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed The Sands Expo and Convention Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He was President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was President of its predecessors, since 1990. Mr. Adelson also serves as the Chairman of the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Adelson’s extensive business experience, including his experience in the hospitality and meetings, incentives convention and exposition businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude that he should be a member of our Board of Directors.

Irwin Chafetz (77)	2005	III

Mr. Chafetz has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a Manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated The Sands Expo and Convention Center, the first privately owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Board of Trustees at Suffolk University and a former member of the Dean’s Advisory Council at Boston University School of Management. Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude that he should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Victor Chaltiel (71)	2012	III

Mr. Chaltiel has been a director of the Company since December 2012. He is the founder and has served as the chairman of Redhills Ventures LLC, a private investment vehicle, since 2000. From 2005 to its sale to HMS, Inc. in December 2011, Mr. Chaltiel also served as the Founder and Chairman of HealthDataInsights Inc., which provides healthcare claims integrity solutions. From August 1994 to August 1999, Mr. Chaltiel served as chairman of the board and chief executive officer of Total Renal Care Holdings, Inc. (now Davita, Inc.), a provider of renal dialysis services. Mr. Chaltiel has also held senior executive positions at Total Pharmaceutical Care (now Apria Healthcare Group), Salick Health Care, Inc. and Baxter International, Inc. Mr. Chaltiel’s extensive international business experience, including as a senior executive at public companies in regulated industries, led the Board to conclude that he should be a member of our Board of Directors.

Charles A. Koppelman (73)	2011	III

Mr. Koppelman has been a director of the Company since October 2011. Mr. Koppelman has served as Chairman and Chief Executive Officer of CAK Entertainment, Inc., a music and entertainment business, since 1997. In addition, Mr. Koppelman has served as Non-Executive Chairman of the Board of Martha Stewart Living Omnimedia, Inc. since September 2011 and as its Executive Chairman and principal executive officer from July 2008 until September 2011. Mr. Koppelman joined the Board of Martha Stewart Omnimedia, Inc. in July 2004 and became its Chairman in June 2005. Mr. Koppelman served as Chairman and Chief Executive Officer of EMI Records Group, North America, from 1994 to 1997, and Chairman and Chief Executive Officer of EMI Music Publishing from 1990 to 1994. He has been a director of Six Flags Entertainment Corp. since May 2010, where he serves on the audit committee and the compensation committee. Mr. Koppelman is also a former director of Steve Madden Ltd., and served as its Chairman of the Board from 2000 to 2004. Mr. Koppelman’s extensive executive experience, including in the entertainment industry, led the Board to conclude that he should be a member of our Board of Directors.

The other members of the Board are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Jason N. Ader (45)	2009	II

Mr. Ader has been a director of the Company since April 2009. Mr. Ader is the founder and Chief Executive Officer of Ader Investment Management LLC, a New York-based investment advisor, specializing in the gaming, hospitality and real estate sectors, that he founded in March 2003. Prior to founding Ader Investment Management LLC, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co. Inc., from 1995 to 2003, where he performed equity and high yield research for more than 50 companies in the gaming, lodging and leisure industries. From 1993 to 1995 he was a Vice President at Smith Barney, and from 1990 to 1993 he was a buy-side analyst at Baron Capital. Mr. Ader was the chairman of the board of Western Liberty Bancorp from July 2007 to October 2010 and a director of that company from October from October 2010 to October 2012. Mr. Ader’s extensive investment banking and merchant banking experience and his in-depth knowledge about the hospitality and casino industries led the Board to conclude that he should be a member of our Board of Directors.

Charles D. Forman (66)	2004	I

Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC since March 2004. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class

included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute. Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude that he should be a member of our Board of Directors.

George P. Koo (74)	2008	I

Dr. Koo has been a director of the Company since April 2008. Dr. Koo was a special advisor to the Chinese Services Group of Deloitte & Touche LLP from April 2008 until March 2013. From April 1999 until April 2008, Dr. Koo was the Director of the Chinese Services Group of Deloitte & Touche LLP. He is a member of Committee of 100, a national organization of prominent Chinese Americans, the Pacific Council for International Policy and the Beijing-based Overseas Friendship Association and a director of New America Media, a non-profit organization. Dr. Koo’s extensive business experience in China led the Board to conclude that he should be a member of our Board of Directors.

Michael A. Leven (75)	2004	II

Mr. Leven has been the Company’s President and Chief Operating Officer since March 2009, Secretary since June 2010 and a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium from September 2008 until he joined our Company in March 2009. Since July 2010, Mr. Leven has also served as the Acting Chief Executive Officer and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven also serves as Special Adviser to the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries. Mr. Leven currently serves as a trustee of Hersha Hospitality Trust, a real estate investment trust, and has served as its trustee or trustee emeritus since 2001. Mr. Leven serves on many other non-profit boards. Mr. Leven’s extensive experience in the hospitality industry, including as an executive officer and director of various other hospitality companies, and his role as our President and Chief Operating Officer led the Board to conclude that he should be a member of our Board of Directors.

Jeffrey H. Schwartz (53)	2009	II

Mr. Schwartz has been a director of the Company since March 2009. He is the Deputy Chairman, Chairman of the Executive Committee and Co-Founder of Global Logistic Properties, which controls the largest platform of logistic facilities in Asia and is listed on the Singapore Exchange Ltd. (SGX). Mr. Schwartz was the Chief Executive Officer of ProLogis from January 2005 through November 2008. Mr. Schwartz also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. He served as a director of ProLogis from August 2004 to November 2008 and ProLogis European Properties from September 2006 until November 2008. Mr. Schwartz’s extensive business experience in Asia, as well as his experience as the chief executive officer and director of a public company, led the Board to conclude that he should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Irwin A. Siegel (72)	2005	I

Mr. Siegel has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is a past president of the Weinstein Hospice in Atlanta. Mr. Siegel also serves on the Board of Directors of the Company’s subsidiary, Sands China Ltd. Mr. Siegel’s experience in the accounting profession, including his experience auditing public companies, led the Board to conclude that he should be a member of our Board of Directors.

There is no family relationship between any director or executive officer of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND BOARD AND OTHER COMMITTEES

Board

NYSE Listing Standards.    As required by the NYSE’s corporate governance rules, the Company’s Board has a majority of independent directors. In addition, all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee are independent directors.

Although the Company qualifies as a “controlled company” because Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members control more than 50 percent of the voting power of the Company’s Common Stock, the Board has determined that it will not take advantage of the exemptions provided under the NYSE governance rules for “controlled companies.”

Independent Directors.    The Board has determined that six of the ten members of the Board satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules, namely Messrs. Ader, Chaltiel, Koo, Koppelman, Schwartz and Siegel. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Two of our directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. Mr. Forman was Vice President and General Counsel of this entity. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Principal Stockholders” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and, therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.

Board Meetings.    The Board held ten meetings and acted by written consent twice during 2012. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2012, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.

Annual Meeting.    Our directors are expected to attend each annual meeting of stockholders and all of our directors then serving on the Board attended our 2012 annual meeting of stockholders held on June 7, 2012.

Board Committees

Standing and Other Committees.    Our Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”). In December 2012, the Board established a COO Search Committee.

Audit Committee.    The Audit Committee operates under a written charter. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of our annual audit, and the fees for the services performed. The Audit Committee also reviews with management, the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and subsequently reports its findings to the full Board. In addition, the Audit Committee is charged with reviewing related party transactions as further described below under “Corporate Governance — Related Party Transactions” and with overseeing the Company’s enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight.” The Audit Committee also oversees the Company’s responses to the SEC subpoena and related government investigations and to the stockholder derivative actions.

The current members of our Audit Committee are Irwin A. Siegel (Chair), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz are each independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Siegel qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and federal securities rules and regulations. The Audit Committee held twelve meetings and did not act by written consent during 2012. The Audit Committee’s activities also are undertaken by numerous discussions and other communications among its members and others.

Compensation Committee.    The Compensation Committee operates under a written charter pursuant to which it has direct responsibility for the compensation of our executive officers. The Compensation Committee has the authority to set salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers and certain other highly compensated employees. The Compensation Committee also may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as to administer our 2004 Equity Award Plan. The Compensation Committee also is involved in the Company’s enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2012 Executive Compensation Risk Assessment.”

The current members of the Compensation Committee are Jeffrey H. Schwartz (Chair), Jason N. Ader, Victor Chaltiel (as of January 29, 2013), George P. Koo and Charles A. Koppelman. The Compensation Committee held eight meetings and acted by written consent twice during 2012. In 2005, the Compensation Committee established a Performance Subcommittee to make the required determinations relating to any “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) because, at that time the Compensation Committee’s membership included members who were not outside directors for purposes of Section 162(m). All of the members of the Compensation Committee during 2012 also were members of the Performance Subcommittee. The Performance Subcommittee met as part of each Compensation Committee meeting and did not act by written consent during 2012. The Performance Subcommittee was dissolved in April 2013 because all of the current members of the Compensation Committee are outside directors for purposes of Section 162(m). Accordingly, references throughout this proxy statement to decisions of the Compensation Committee with respect to compensation intended to qualify as performance-based compensation under Section 162(m) refer to decisions of the Performance Subcommittee. Additional information about the Compensation Committee, its responsibilities and its activities is provided under the caption “Compensation Discussion and Analysis.”

Nominating and Governance Committee.    The Nominating and Governance Committee operates under a written charter and has the authority to, among other things, review and make recommendations regarding the composition of the Board and its committees; develop and implement policies and procedures for the selection of Board members; identify individuals qualified to become Board members and select, or recommend that the Board select, director nominees; assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately; and oversee the evaluation of the Board and management. The current members of the Nominating and Governance Committee are Jason N. Ader (Chair), Victor Chaltiel (as of January 29, 2013), Charles A. Koppelman, Jeffrey H. Schwartz and Irwin A. Siegel. The Nominating and Governance Committee held seven meetings and did not act by written consent during 2012.

COO Search Committee.    The COO Search Committee is authorized to oversee the search for a President and Chief Operating Officer for the Company and recommend a candidate to the Board for its consideration and approval. The COO Search Committee was formed in December 2012 and operates under a written charter. The members of the COO Search Committee are Charles K. Koppelman (Chair), Victor Chaltiel, Charles D. Forman and Jeffrey H. Schwartz.

Compensation Committee Interlocks and Insider Participation.    The members of the Compensation Committee during 2012 were Messrs. Ader, Koo, Koppelman and Schwartz. None of the individuals who served as a member of our Compensation Committee during 2012 is, or has been, an employee or officer of the Company. None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Other Committee

Compliance Committee.    The Company’s Compliance Committee operates under a written Compliance Committee Plan. The purpose of the Compliance Committee is to exercise the Committee’s best efforts to identify and evaluate situations arising in the course of the Company’s businesses, wherever conducted, which may have an adverse effect upon its objectives or those of gaming control and thereby cause concern to any gaming authority. The Compliance Committee monitors the Company’s activities so as to assist the Company’s senior management with regard to the Company’s (a) business associations, that is, to protect the Company from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with the Company; (b) business practices and procedures; (c) compliance with any special conditions imposed upon the Company’s license(s); (d) reports submitted to gaming authorities; and (e) compliance with the laws, regulations and orders of governmental agencies having jurisdiction over the Company’s gaming or business activities. The Company’s Senior Vice President and Chief Compliance Officer is the Chair of the Compliance Committee. The Compliance Committee also has an independent member who is not otherwise employed by the Company and who possesses a background in and extensive experience with gaming control in Nevada. The remaining members of the Compliance Committee are employed by the Company.

CORPORATE GOVERNANCE

Commitment to Corporate Governance.    Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Governance Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials; and

•	our Statement on Reporting Ethical Violations.

Copies of each of these documents are available on our website at www.lasvegassands.com by clicking on “Investor Relations,” and then on “Documents & Charters” under the section entitled “Corporate Governance.” Copies also are available without charge by sending a written request to Investor Relations at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines for our Company that sets forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials.    We have adopted an Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials to assure that the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials is provided to all new directors, officers and employees.

Statement on Reporting Ethical Violations.    We have adopted a Statement on Reporting Ethical Violations to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Statement on Reporting Ethical Violations is provided to all new directors, officers and employees.

Related Party Transactions.    We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. Under our procedures, our executive officers and directors provide our corporate counsel’s office with the details of any such proposed transactions. Proposed transactions are then presented to our Audit Committee for review, discussion and approval. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in the proposed transaction or from management prior to granting approval for a related party transaction. All other related party transactions by individuals subject to our Code of Business Conduct and Ethics must be approved by our Chief Compliance Officer and reported to the Compliance Committee and the Audit Committee.

Nomination of Directors.    The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of the existing members of the Board;

•

the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson and his family.

Board Leadership Structure.    Mr. Adelson serves as the Chairman of the Board and Chief Executive Officer of our Company. Mr. Adelson is the founder of our Company and has served as its Chairman and Chief Executive Officer since the Company was founded. The Board believes that Mr. Adelson is best suited to serve as both its Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 52.3% of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs, including the composition of our Board of Directors. As a result, the Board believes that Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure. The Company does not have a lead director.

The Board’s Role in Risk Oversight.    The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Audit Committee and the Compensation Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

2012 Executive Compensation Risk Assessment.    The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally and does not believe that that the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks. As described under “Compensation Discussion and Analysis” below regarding bonuses for our named executive officers, Mr. Adelson is eligible to receive bonuses under his employment agreement, subject to the Company’s achieving predetermined EBITDA-based performance goals. Under their employment agreements, the other named executive officers are eligible for discretionary bonuses, up to a target percentage of their respective base salaries. Similarly, any bonuses for employees other than the named executive officers are granted on a discretionary basis. In making its determinations regarding 2012 bonuses, the Compensation Committee gave equal 50% weighting to (a) the Company’s achievement of pre-determined EBITDA-based performance targets and (b) individual performance. The Compensation Committee believes that the Company’s compensation policies do not incentivize our named executive officers or other employees to take inappropriate business risks because the discretionary nature of the bonuses and the weighting of financial and individual performance factors means there may not be any direct correlation between any particular action by an employee and the employee’s receipt of a bonus.

Presiding Non-Management Director.    In accordance with applicable rules of the NYSE and the Compa-ny’s Corporate Governance Guidelines, the Board has adopted a policy to meet at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session, a presiding director chosen by a majority of the directors present will preside over the session.

Stockholder Communications with the Board and Audit Committee.    The Board has established a process for stockholders and interested parties to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp.

c/o Corporate Secretary

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our Board using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS

This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title
Sheldon G. Adelson	79	Chairman of the Board, Chief Executive Officer and Treasurer
Michael A. Leven	75	President, Chief Operating Officer and Secretary
Chris J. Cahill	59	Executive Vice President, Global Operations
John Caparella	55	President and Chief Operating Officer, The Venetian / The Palazzo and Sands Expo & Convention Center
Robert G. Goldstein	57	Executive Vice President and President, Global Gaming Operations
Kenneth J. Kay	58	Executive Vice President and Chief Financial Officer
Ira H. Raphaelson	59	Executive Vice President and Global General Counsel
George Tanasijevich	51	Chief Executive Officer and President, Marina Bay Sands Pte Ltd and Managing Director, Global Development, Las Vegas Sands Corp.
Edward M. Tracy	60	Chief Executive Officer and President, Sands China Ltd.

For background information on Messrs. Adelson and Leven, please see “Board of Directors.”

Chris J. Cahill has been the Executive Vice President, Global Operations of our Company since April 2012. Prior to joining our Company, Mr. Cahill served as the chief operating officer of Fairmont Raffles Hotels International from 2006 to March 2012. He has also served as the president and chief operating officer of Fairmont Hotels and Resorts and president of Raffles Hotels and Resorts. In addition, Mr. Cahill has served as the president and chief operating officer and in various other positions at Canadian Pacific Hotels. He also has held various positions at Delta Hotels and Resorts in Canada.

John Caparella has been the President and Chief Operating Officer of Venetian Casino Resort, LLC (owner of The Venetian/ The Palazzo) and Sands Expo & Convention Center, Inc. and Senior Vice President of Las Vegas Sands, LLC since May 2011. Prior to joining the Company, he was a principal at Redmont Hospitality, a company that provides strategic advice to hospitality and gaming companies. Mr. Caparella served as the Executive Vice President of Gaylord Entertainment Company and Chief Operating Officer, Gaylord Hotels, from February 2006 until July 2009. Prior to that, he served as Senior Vice President and General Manager of the Gaylord Palms Resort and Convention Center. Prior to joining Gaylord Entertainment Company in November 2000, Mr. Caparella served as Executive Vice President, Planning, Development and Administration and President of PlanetHollywood.com for Planet Hollywood International, Inc., a creator and developer of entertainment-based consumer brands. Before joining Planet Hollywood in 1997, Mr. Caparella was with ITT Sheraton, an owner and operator of hotel brands, for 17 years in convention, resort, business and 4-star luxury properties, as well as ITT Sheraton’s corporate headquarters.

Robert G. Goldstein has been the Executive Vice President and President of Global Gaming Operations of our Company since January 2011 and the Executive Vice President of our Company since July 2009. He served as the Senior Vice President of our Company from August 2004 until July 2009. He had been the Executive Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since July 2009 and was its Senior Vice President from December 1995 until July 2009. He served as the President and Chief Operating Officer of The Venetian from 1999 through 2010 and The Palazzo from its opening in 2007 through 2010. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.

Kenneth J. Kay has been the Company’s Executive Vice President and Chief Financial Officer since October 2010 and its Senior Vice President and Chief Financial Officer since December 1, 2008. Prior to joining our Company, Mr. Kay served as the Senior Executive Vice President and Chief Financial Officer of CB Richard Ellis Group, Inc. from July 2002 to November 2008. From December 1999 until June 2002, Mr. Kay served as the Vice President and Chief Financial Officer of Dole Food Company, Inc.

Ira H. Raphaelson has been the Executive Vice President and Global General Counsel of Las Vegas Sands Corp. since November 2011. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime.

George Tanasijevich has been the President and Chief Executive Officer of the Company’s subsidiary, Marina Bay Sands Pte Ltd since July 2011 and the Managing Director, Global Development of Las Vegas Sands Corp. since January 2011. He also has held other senior executive positions at the Company’s Singapore operations since 2005. Prior to that, Mr. Tanasijevich was the Company’s Director of Development, based in Macau, from 2004 to 2005. Mr. Tanasijevich previously served as Senior Vice President/Equity Markets at CapitaLand Limited, a Singapore-based real estate conglomerate, and as Corporate Vice President of General Growth Properties, a shopping mall REIT. Mr. Tanasijevich is a member of the University of Chicago Booth School of Business Global Advisory Board, and a Board Member of the Singapore International Chamber of Commerce, the Singapore Hotel Association and the U.S. - Japan Business Council.

Edward M. Tracy has been the Chief Executive Officer, President and a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd., since July 2011. He previously served as the President and Chief Operating Officer of Sands China Ltd. from July 2010 until July 2011. Prior to joining Sands China Ltd., Mr. Tracy has more than twenty years of management and development experience in the gaming and hospitality industry, including as the president and chief executive officer of the Tracy Group, a casino management and development company, from 2003 to July 2010, the managing partner of Princeton Partners, a management and development company, from 1998 to 2001 and the chairman and chief executive officer of Capital Gaming International, a multi-jurisdictional manager and developer of regional casinos, from 1993 to 1998. Mr. Tracy has also served as the chief executive officer of the Trump Organization, the vice president and general manager of the Sands Hotel and Casino in San Juan, Puerto Rico, and the vice president and director of hotel operations for Middex Hospitality, a New York-based hotel development company. Mr. Tracy began his career in the hotel industry at Hotel Investors Trust in which he served in several executive hotel management positions, including director of operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of our Common Stock to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of our Common Stock are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors, executive officers and 10% beneficial owners that no other reports were required, the Company notes that all reports for the year 2012 were filed on a timely basis, except for a late Form 4 filing by Mr. Tanasijevich to report an equity grant at the time he entered into a new employment agreement and late Form 3 filings by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson Friends and Family Trust at the time these trusts became the beneficial owners of 10% of our Common Stock.

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as “named executive officers”:

•	Sheldon G. Adelson, our Chairman, Chief Executive Officer and Treasurer;

•	Michael A. Leven, our President, Chief Operating Officer and Secretary;

•	Chris J. Cahill, our Executive Vice President, Global Operations;

•	Robert G. Goldstein, our Executive Vice President and President of Global Gaming Operations; and

•	Kenneth J. Kay, our Executive Vice President and Chief Financial Officer

2012 Financial and Business Performance

The Company achieved record financial results during 2012. During the year, the Company paid dividends of $3.75 per share, including a recurring dividend of $1.00 per share and a special dividend of $2.75 per share. In November 2012, the Company announced that it would increase the regular annual dividend to $1.40 per share.

Highlights of the Company’s 2012 financial performance and business achievements include:

•	net revenue of $11.13 billion, an 18.3% increase over 2011;

•	consolidated adjusted property EBITDA of $3.79 billion, a 7.3% increase over 2011;

•	consolidated adjusted earnings per diluted share of $2.14, compared to $2.02 in 2011;

•	increased market share, number of tradeshows and attendees at MICE (meetings, incentives, exhibitions and trade shows) events and retail mall performance at Marina Bay Sands in Singapore; and

•	the opening of Sands Cotai Central in Macao, with 4,000 hotel rooms under three hotel brands, two casinos and 210,000 square feet of retail space.

The Objectives of Our Executive Compensation Program

Our executive compensation program is directed by the Compensation Committee of the Board of Directors. The Compensation Committee has developed an executive compensation program that is designed to:

•	attract and retain key executive talent by providing the named executive officers with competitive compensation;

•	reward the named executive officers based upon the achievement of Company, property and individual performance goals; and

•	align the interests of the named executive officers with those of our stockholders.

Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, at our 2012 annual meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2011 compensation of our named executive officers, which we referred to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement) was approved, with more than 83%% of the votes cast voting “for” approval of the “say-on-pay” proposal. The Compensation Committee noted the results of this vote, and although the “say-on-pay” vote is advisory and is not binding on the Board of Directors, the Compensation Committee took the approval into consideration in determining that the current compensation philosophy and objectives remain appropriate for use in determining the compensation of our named executive officers. The Compensation Committee also considered the results of the “say-on-pay” vote when approving the amendment to Mr. Leven’s employment agreement in April 2013, as described below under “— Employment Agreements” and “Executive Compensation and Other Information.”

The Process of Setting Executive Compensation

We have entered into employment agreements with Messrs. Adelson, Leven, Cahill, Goldstein and Kay that provide the overall framework for their compensation, including base salary and target bonus amounts. The Compensation Committee approved the compensation packages for each of these individuals at the time we entered into their respective employment agreements and approves all bonuses and equity awards granted during the terms of these agreements. The Compensation Committee considered the views and recommendations of our Chief Executive Officer in establishing 2012 compensation for Mr. Leven and the views and recommendations of our Chief Executive Officer and President and Chief Operating Officer in establishing 2012 compensation for Messrs. Goldstein, Cahill and Kay and certain other highly compensated employees.

The Committee’s Compensation Consultant

The Compensation Committee has retained HVS Executive Search as its independent executive compensation consultant since 2006. HVS Executive Search has advised the Compensation Committee in its evaluation of compensation levels for our Chief Executive Officer and our other named executive officers. HVS Executive Search provides its advice on an as-needed basis upon the request of the Compensation Committee. During 2012, the Compensation Committee instructed HVS Executive Search to assess the competitiveness of the compensation arrangements for Mr. Adelson and some of our other named executive officers. At the request of the Compensation Committee, HVS Executive Search also advised the Company’s management on various issues related to executive compensation. The Company paid HVS Executive Search $67,500 for its services to the Compensation Committee during 2012.

HVS Executive Search is a division of HVS, a consulting firm focused on the hospitality industry. From August 2011 through January 2012, an affiliate of HVS Executive Search provided the Company with market research and other consulting services unrelated to compensation. The Company paid the affiliate of HVS Executive Search $102,000 for these services. The Company’s decision to retain an affiliate of HVS Executive Search for these services was made by management. The Company’s subsidiary, Sands China Ltd., also paid an affiliate of HVS Executive Search $20,000 for 2012 consulting services related to skills assessment analytics. The Sands China Ltd. decision to retain an affiliate of HVS Executive Search during 2012 was made by Sands China Ltd.’s management. In the past, HVS has provided appraisal services to lenders to the Company and Sands China Ltd. and may provide compensation advice, market research, appraisal and other services to the Company, Sands China Ltd. and/or their lenders again in the future. The Compensation Committee has concluded that HVS Executive Search is independent under applicable SEC and NYSE rules based on its review of the services provided to the Company and Sands China Ltd. described above and information provided by HVS Executive Search.

Benchmarking

In connection with the Compensation Committee’s 2012 review of Mr. Adelson’s employment agreement and its consideration of new compensation packages for Mr. Leven, Mr. Cahill (who joined the Company in April 2012), Mr. Goldstein and Mr. Kay, the Compensation Committee reviewed information from HVS Executive Search that compared the elements of executive compensation and total compensation against compensation levels of executives in comparable positions at peer group companies. The current peer group was selected by the Compensation Committee’s consultant, based on industry, revenue and market capitalization and other shared characteristics and consists of the following companies:

•Ameristar Casinos, Inc.

•Bally Technologies, Inc.

•Boyd Gaming Corporation

•Caesars Entertainment Corporation

•Carnival Corporation & plc

•Hyatt Corporation

•InterContinental Hotels Group

•International Game Technology

•Loews Hotels

•Marriott International, Inc.

•MGM Resorts International

•Penn National Gaming, Inc.

•Pinnacle Entertainment, Inc.

•Royal Caribbean Cruises Ltd.

•Ryman Hospitalities Properties, Inc.

•Starwood Hotels & Resorts Worldwide, Inc.

•Vail Resorts Management Company

•The Walt Disney Company

•Wyndham Worldwide Corporation

•Wynn Resorts, Limited

Elements of Executive Officer Compensation and Why We Chose to Pay Each Element

In 2012, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash bonus;

•	equity awards;

•	personal benefits; and

•	severance and change in control protection.

Employment Agreements

Messrs. Adelson, Leven, Cahill, Goldstein and Kay are employed pursuant to multi-year employment agreements that reflect the individual negotiations with the relevant named executive officer. The Company uses multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Mr. Adelson.    In 2004, in connection with our initial public offering, we entered into a long-term employment agreement with Mr. Adelson with an initial term of five years, subject to automatic extensions for successive one-year periods unless one party gives notice of his or its intention not to renew the agreement no later than 120 days prior to the expiration of the initial or any renewal term of the agreement. Accordingly, Mr. Adelson’s employment agreement has been extended for successive one-year periods on the same financial terms, most recently in December 2012. The Compensation Committee believed that extending Mr. Adelson’s employment agreement in 2012 was in the best interests of the Company and its stockholders and that, based on discussions with HVS Executive Search, the terms of Mr. Adelson’s employment agreement were fair to the Company.

Mr. Leven.    On November 13, 2010, we entered into an employment agreement with Mr. Leven that became effective on January 1, 2011 and was scheduled to expire on November 12, 2012 (Mr. Leven’s “2010

Employment Agreement”). On June 7, 2012, we entered into an agreement with Mr. Leven that modified his 2010 Employment Agreement and extended the term of his employment agreement to December 31, 2014 (Mr. Leven’s “2012 Employment Agreement”). His 2012 Employment Agreement was amended on April 24, 2013, to modify the termination provisions, among others (Mr. Leven’s “2013 Employment Agreement”). The Compensation Committee considered factors including Mr. Leven’s performance as the Company’s President and Chief Operating Officer, his experience in the hospitality industry and the Chief Executive Officer’s recommendations when approving Mr. Leven’s 2012 Employment Agreement and 2013 Employment Agreement.

Mr. Cahill.    On April 1, 2012 at the time he joined the Company, we entered into an employment agreement with Mr. Cahill that was amended effective December 31, 2012 and on March 27, 2013 solely to clarify compliance with Sections 409A and 162(m) of the Internal Revenue Code, respectively. The term of this agreement is five years. The Compensation Committee considered factors, including Mr. Cahill’s prior experience in the hospitality industry, compensation levels for others holding similar positions in other organizations, compensation levels for senior executives at the Company and the Chief Executive Officer’s recommendations, when approving Mr. Cahill’s employment agreement.

Mr. Goldstein.    On January 11, 2011, we entered into a new employment agreement with Mr. Goldstein at the time he assumed his new position as the Company’s Executive Vice President and President of Global Gaming Operations. Mr. Goldstein’s new employment agreement was effective as of January 1, 2011 and was scheduled to terminate on December 31, 2012 (Mr. Goldstein’s “2011 Employment Agreement”). On March 7, 2012, we entered into an agreement with Mr. Goldstein that modified his 2011 Employment Agreement and extended the term of his employment to December 31, 2015, subject to extension by written agreement of the parties (Mr. Goldstein’s “2012 Employment Agreement”). The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s Executive Vice President, his tenure at the Company, his business experience and knowledge of the gaming industry and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s 2012 Employment Agreement.

Mr. Kay.    We entered into an employment agreement with Mr. Kay that was effective on December 1, 2008, amended on January 10, 2010 and amended effective December 31, 2012 solely to clarify compliance with Section 409A of the Internal Revenue Code. The agreement had a three-year initial term, subject to automatic renewals of successive one-year terms unless either party gives notice of its or his desire not to renew the agreement no later than 90 days prior to the expiration of the initial or any renewal term of the agreement. Accordingly, Mr. Kay’s employment agreement was extended for a one-year period on the then current financial terms, most recently in December 2012.

The major elements of our executive officer compensation and details regarding how each component was determined are described below.

Base Salary

Base salary levels for the named executive officers are set forth in their respective employment agreements or other arrangements. The base salary amounts were determined at the time we entered into the various employment agreements or the other arrangements were determined, based on each individual’s professional experience and scope of responsibilities within the Company, compensation levels for others holding similar positions in other organizations, and compensation levels for senior executives at the Company.

The employment agreements for Messrs. Adelson, Leven, Cahill, Goldstein and Kay provide for annual base salaries which may be subject to periodic performance increases. The base salaries for our named executive officers as of December 31, 2012 are:

•	Mr. Adelson, $1,000,000;

•	Mr. Leven, $3,000,000;

•	Mr. Cahill, $875,000;

•	Mr. Goldstein, $1,500,000; and

•	Mr. Kay, $1,189,760.

Short-term Incentives

Messrs. Adelson, Leven, Cahill, Goldstein and Kay are eligible for annual performance-based cash incentives under the Company’s Executive Cash Incentive Plan, which was created to establish a program of annual incentive compensation awards for designated officers and other key executives that is directly related to our performance results. Some of these named executive officers also are entitled to discretionary bonuses awarded pursuant to their employment agreements or by a determination of the Compensation Committee. The Compensation Committee retains the right to exercise discretion in determining bonus levels for these named executive officers.

Mr. Adelson

Mr. Adelson is eligible for two types of annual performance-based incentive opportunities, a base bonus and an annual supplemental bonus. The target base bonus and annual supplemental bonus opportunities are described in Mr. Adelson’s employment agreement, as set forth below.

Base bonus.    Mr. Adelson is eligible for cash incentive bonuses earned and payable quarterly primarily subject to the Company’s attainment of predetermined EBITDA-based performance targets. Base bonus payments may range from $0 (if the Company does not achieve the predetermined EBITDA performance target) to a defined maximum opportunity specified in Mr. Adelson’s employment agreement. Mr. Adelson’s target base bonus for 2005 was $500,000. Commencing with 2006 and for each year during the term of his employment, the amount of Mr. Adelson’s target annual base bonus increases automatically by at least four percent (4%) of the sum of (x) his base salary for the immediately preceding year plus (y) the base bonus paid to him with respect to the immediately preceding year.

Annual supplemental bonus.    Under his employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus equal to a percentage of the sum of his base salary plus his base bonus. The annual supplemental bonus payable to Mr. Adelson is contingent on the Company’s achievement of annual performance targets that are primarily EBITDA-based. The amount of Mr. Adelson’s annual supplemental bonus is equal to a percentage of the sum of (x) his base salary for the year plus (y) the base bonus paid to him for the year. Mr. Adelson’s annual supplemental bonus payments may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA performance target) to a defined maximum opportunity (if the Company achieves 110% of the predetermined EBITDA performance target). Mr. Adelson’s annual supplemental bonus payments increase ratably if EBITDA reaches 80% to 100% of the predetermined EBITDA target. Mr. Adelson’s target and maximum annual supplemental bonus opportunities as a percentage of base salary and base bonus for 2012 were 90% and 180%, respectively.

The performance targets specified under Mr. Adelson’s employment agreement are primarily EBITDA-based. The EBITDA-based performance targets are established annually by the Compensation Committee following consultation with our executive officers and such other members of our management as the Compensation Committee deems appropriate. The Compensation Committee established different EBITDA-based performance targets for Mr. Adelson’s 2012 base bonus and his annual supplemental bonus. The 2012 targets represent the EBITDA level that must be achieved in order for Mr. Adelson to receive 100% of his target base bonus or his target annual supplemental bonus. For 2012, the Compensation Committee established a performance target of $3.992 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual, relating to Mr. Adelson’s base bonus and a performance target of $4.435 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual, relating to Mr. Adelson’s 2012 annual supplemental bonus. (The Management Incentive Program is the Company’s bonus program whose participants include many of the Company’s full-time exempt employees.)

In determining the 2012 annual EBITDA-based targets, the Compensation Committee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2012 budget, including the Company’s operating and development plans for 2012. In making its determinations, the Compensation Committee recognized the inherent difficulty of providing appropriate financial targets for

Mr. Adelson, given the competitive challenges facing the Company in the markets in which it operates and the Company’s global operations and development plans. The Compensation Committee believed that the achievement of the 2012 performance targets required Mr. Adelson to perform at a high level to earn the target bonus payments.

In 2012, the Company achieved the predetermined EBITDA-based performance target required for the payment of Mr. Adelson’s base bonus for the first quarter of 2012, but not for the second, third or fourth quarters. In addition, the Company achieved 82.9% of the predetermined EBITDA-based performance target relating to Mr. Adelson’s annual supplemental bonus, qualifying him for an annual supplemental bonus representing 13.2% of his target bonus opportunity under the formula described above. As described below in the discussion of the bonus determinations for the other named executive officers, the Compensation Committee reviewed the Company’s financial results and identified several factors that negatively impacted these results. Following this review and taking into consideration these factors and the Company’s business and operational achievements, the Compensation Committee determined that Mr. Adelson should receive a larger annual supplemental bonus and the unpaid portion of his base bonus for the reasons described below for the other named executive officers. This is consistent with the Compensation Committee’s bonus determinations for the Company’s other named executive officers and corporate employees eligible to participate in the Company’s 2012 Management Incentive Program. Accordingly, the Compensation Committee, in its sole discretion, approved the payment to Mr. Adelson of previously unpaid base bonus payments of $1,284,814 for his performance during the second, third and fourth quarters of 2012 and an annual supplemental bonus of $1,220,888. As a result, Mr. Adelson received total base bonus payments of $1,713,085, representing 100% of his 2012 target base bonus opportunity and an annual supplemental bonus representing 45% of his target 2012 target annual supplemental bonus opportunity. As described in more detail below, the Compensation Committee approved these base bonus and annual supplemental bonus payments in recognition of Mr. Adelson’s excellent personal performance and the Company’s operational achievements and new property launches during 2012, as well as the Committee’s determination that some of the factors governing the Company’s 2012 financial performance were beyond Mr. Adelson’s control.

Messrs. Leven, Cahill, Goldstein and Kay

Messrs. Leven, Cahill, Goldstein and Kay are eligible to receive discretionary bonuses under the Company’s Management Incentive Program, subject to their achievement of individual or Company performance objectives established by the Compensation Committee following consultation with the other named executive officers and such other members of our management as the Compensation Committee deems appropriate. In making its determinations regarding 2012 bonuses, the Compensation Committee established EBITDA-based performance targets for the Company and its properties and gave equal 50% weighting to (a) the Company’s achievement of the EBITDA-based performance targets and (b) the individual performances of Messrs. Leven, Cahill, Goldstein and Kay, including, where applicable, their achievement of individual performance goals.

The Compensation Committee established an EBITDA-based performance-based financial target for Messrs. Leven, Cahill, Goldstein and Kay of $4.435 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual.

Mr. Leven.    Under his 2012 Employment Agreement, Mr. Leven is eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $3,000,000. The actual amount of Mr. Leven’s bonus is determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. The Compensation Committee established five 2012 performance goals for Mr. Leven in the following areas: (1) EBITDA margin increase, (2) revenue growth, (3) global process enhancement, (4) guest service and (5) team member satisfaction. For the reasons discussed below, the Compensation Committee awarded Mr. Leven a bonus of $2,700,000, representing 90% of his 2012 target bonus opportunity.

Mr. Cahill.    Under his employment agreement, Mr. Cahill is eligible to receive an annual bonus based on the achievement of Company and individual performance objectives that will be determined annually. Mr. Cahill’s target bonus is 80% of his base salary. Mr. Cahill did not have specified performance goals for 2012 because he joined the Company in April 2012. Therefore, the Compensation Committee, after consultation with the Company’s Chief Executive Officer and its President and Chief Operating Officer and for the reasons discussed below, awarded Mr. Cahill a bonus of $473,130, representing 90% of his 2012 target bonus opportunity (pro-rated from the date he joined the Company).

Mr. Goldstein.    Under his 2012 Employment Agreement, Mr. Goldstein is eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $1,500,000. The actual amount of Mr. Goldstein’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. The Compensation Committee established four 2012 performance goals for Mr. Goldstein in the following areas: (1) gaming business segmentation, (2) cross-property marketing and operations, (3) cost containment and (4) succession planning and team development. For the reasons discussed below, the Compensation Committee awarded Mr. Goldstein a bonus of $1,350,000, representing 90% of his 2012 target bonus opportunity.

Mr. Kay.    Under his employment agreement, Mr. Kay is eligible to receive an annual cash bonus based on the achievement of annual performance objectives and in an amount not to exceed 100% of his base salary, absent a determination of unusual circumstances or exceptional performance. The Compensation Committee established five 2012 performance goals for Mr. Kay in the following areas: (1) enhancing the Company’s capital structure, (2) the Singapore credit facility, (3) enhancement of the internal audit function and enterprise risk management, (4) global collaboration and cooperation and (5) information technology function globalization and enhancement. For the reasons discussed below, the Compensation Committee awarded Mr. Kay a bonus of $1,070,784, representing 90% of his 2012 target bonus opportunity.

Under the Company’s 2012 Management Incentive Program, the Company must achieve at least 90% of its pre-determined EBITDA-based performance target in order for Messrs. Leven, Cahill, Goldstein and Kay to be eligible to receive annual bonuses. In 2012, the Company achieved 82.9% of the EBITDA-based performance target. The Compensation Committee reviewed the Company’s financial results and identified several factors that negatively impacted these results, including an increased property tax assessment, regulatory changes and a lower than expected hold percentage on VIP table games in Singapore. These factors were not foreseen at the time the performance targets were established and there was no opportunity for mitigation during 2012. Notwithstanding the operational challenges, the Company achieved 89.8% of its pre-determined EBITDA-based performance target, after adjusting the financial results for the various factors identified by the Committee. Marina Bay Sands increased its market share and achieved gains on several key performance metrics, such as growth in the number of tradeshows and attendees at MICE events held at Marina Bay Sands and increased retail mall performance. In addition, the Company’s subsidiary, Sands China Ltd. opened Sands Cotai Central in Macao, with 4,000 hotel rooms under three hotel brands, two casinos and 210,000 square feet of retail space.

Following this review, the Compensation Committee waived the requirement that the Company achieve at least 90% of its pre-determined EBITDA-based performance target based on its assessment of the Company’s operational achievements and adjusted financial results and its determination that the factors described above governing the Company’s inability to achieve the performance target were beyond the control of the individual executives. Instead, the Compensation Committee credited Messrs. Leven, Cahill, Goldstein and Kay with 80% achievement of the EBITDA-based performance target. The Compensation Committee in considering annual bonuses also gave 100% weight to the individual performance of each of the named executive officers (including a determination that each of the named executive officers who have individual performance goals achieved 100% of those goals). Accordingly, the Compensation Committee, acting in its sole discretion, after giving equal 50% weighting to the achievement of EBITDA-based performance targets and to individual executive performance, as described above, approved 2012 bonus payments to Messrs. Leven, Cahill, Goldstein and Kay representing 90% of their target bonus opportunities. The Compensation Committee approved these bonuses to Messrs. Leven, Cahill, Goldstein and Kay in recognition of their excellent personal performance, their achievement of individual performance objectives, where applicable, and the adjusted financial results and financial determinations described above. In addition, in approving these bonuses, the Compensation Committee recognized the operational achievements and new property launches overseen by these executives and their leadership roles in key initiatives to position the Company for future growth. For the same reasons, the Compensation Committee also approved bonuses at the 90% level to all corporate employees eligible to participate in the Company’s 2012 Management Incentive Program.

Long-term Incentives (Equity Awards)

Messrs. Adelson, Leven, Cahill, Goldstein and Kay are eligible for long-term, equity incentives under the Company’s 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to annual equity incentive awards under his employment agreement, subject to the Company’s achievement of EBITDA-based performance targets as described below. The employment agreements for Messrs. Leven, Cahill, Goldstein and Kay provide for sign-on equity incentive awards, but do not provide for subsequent or annual grants of equity incentive awards. The Compensation Committee, however, is authorized to award such grants in its sole discretion, but did not award annual equity grants to Messrs. Leven, Cahill, Goldstein or Kay in 2012.

The Company paid a special dividend on its outstanding Common Stock on December 18, 2012 to stockholders of record on December 10, 2012. In accordance with the provisions of the Company’s 2004 Equity Award Plan, the Compensation Committee approved an equitable adjustment to reduce the exercise price of all outstanding stock options to reflect the special dividend. The exercise prices of all outstanding options with exercise prices greater than $2.75 were reduced by $2.75. The exercise prices of all outstanding options with exercise prices of $2.75 or less, including some of the stock options held by Mr. Leven, were reduced by 79%, and the holders of these options received the remaining portion of the exercise price adjustment in cash.

Mr. Adelson.    Mr. Adelson’s annual equity incentive awards under his employment agreement are split into two equal components:

•

Nonqualified stock options.    One half of the equity incentive award value is granted in the form of stock options early in the year to which the grant relates. The number of stock options is determined based on an estimate of the grant date Black-Scholes value of the award. The stock option grant vests in four equal annual installments.

•

Performance-based restricted stock.    One half of the equity incentive award value is granted as restricted stock early in the year following the year to which the grant relates, contingent upon attaining the targeted EBITDA-based goals identified for the annual supplemental bonus in the prior year. For 2011, the Compensation Committee established a performance target of $3.03 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual. The value of Mr. Adelson’s restricted stock award may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA-based performance target) to 100% of the value of the restricted stock award opportunity (if the Company achieves 100% of the predetermined EBITDA-based performance target). The number of shares of restricted stock, if earned, is determined based on the fair market value of our Common Stock on the NYSE on the grant date. The restricted stock grant vests in three equal annual installments.

Under his employment agreement, Mr. Adelson is entitled to a specified aggregate target grant value of his equity incentive awards as the Company achieves higher annualized six-month EBITDA levels. Mr. Adelson is entitled to receive equity incentive awards with a total value of $3,650,000 because the Company, prior to 2011, had achieved more than $1 billion of annualized six-month EBITDA.

The value of Mr. Adelson’s 2012 stock option award opportunity was $1,825,000 (one half of the total equity incentive award of $3,650,000). Accordingly, on February 9, 2012, Mr. Adelson received a grant of options to purchase 51,422 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date.

Mr. Adelson’s target grant value for his restricted stock award for 2012 was $1,825,000 (one half of the total equity incentive award of $3,650,000). In 2011, the Company achieved the predetermined EBITDA-based performance target described above relating to the award of restricted stock. Accordingly, on February 9, 2012, Mr. Adelson was awarded a grant of 34,728 shares of restricted stock in respect of his 2011 performance.

Mr. Leven.    Mr. Leven received a grant of 350,000 shares of restricted stock on January 1, 2011 pursuant to the provisions of his 2010 Employment Agreement. The restricted stock grant vested in full on November 12,

2012. Mr. Leven received a grant of 300,000 restricted stock units on June 11, 2012 pursuant to the provisions of his 2012 Employment Agreement.

Mr. Cahill.    Pursuant to his employment agreement, Mr. Cahill received a grant of options to purchase 150,000 shares of our Common Stock on April 1, 2012, the date he joined the Company.

Mr. Goldstein.    Mr. Goldstein received a grant of 125,000 shares of restricted stock on January 11, 2011, on the effective date and pursuant to the provisions of his 2011 Employment Agreement. The restricted stock grant vested in full on December 21, 2012. In addition, pursuant to the provisions of his 2012 Employment Agreement, Mr. Goldstein received a grant of 375,000 shares of restricted stock on March 8, 2012.

For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices — Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2012 are included in the Grants of Plan-Based Awards Table.

Personal Benefits

Mr. Adelson is entitled to be reimbursed up to $100,000 annually for personal legal and financial planning fees and expenses under his employment agreement. Mr. Adelson also is entitled during the term of his employment to the full-time and exclusive use of an automobile and a driver of his choice and to the use of a Boeing Business Jet for his travel in connection with Company business. Pursuant to his employment agreement and the advice of an independent security consultant, Mr. Adelson also is entitled to security services for himself, his spouse and minor children. The Company has received reports from its independent security consultant on the need to provide security coverage to Mr. Adelson and his family, most recently in August 2012.

Mr. Leven is entitled to be reimbursed for the initiation fee for membership in a country club of his choice pursuant to his employment agreement, which he has not requested to date. In addition, the Company will make available to Mr. Leven a jet aircraft in connection with both business and personal use, including personal use by Mr. Leven’s spouse. The value of aircraft usage for personal purposes by Mr. Leven and/or his spouse is imputed to Mr. Leven as compensation using the Internal Revenue Service Standard Industry Fare Level tables.

Mr. Cahill is entitled to be reimbursed for tax return preparation services for 2012 and tax protection payments pursuant to his employment agreement. In addition, the Company provided Mr. Cahill with a country club membership. Mr. Cahill reimburses the Company in full for personal use of this membership.

Mr. Goldstein’s employment agreement provides that he is entitled to travel first class on commercial airlines on Company business trips and to the use of Company aircraft to connect to certain overseas commercial flights. In addition, Mr. Goldstein’s spouse is entitled to accompany him on at least two trips to Asia each year at the Company’s sole cost and expense. The Company also provides Mr. Goldstein with a country club membership. Mr. Goldstein reimburses the Company in full for personal use of this membership.

The Company provides certain of its named executive officers with access to corporate memberships at country clubs for business purposes. The Company requires these executives to reimburse it in full for personal use of these facilities. The Company also permits its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. The Company does not permit personal use of corporate aircraft by its executive officers, except for Mr. Leven as described above. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements.

Our executive officers also participate in a group supplemental medical insurance program available only to certain of our senior officers. Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. We also provide certain of our executive officers with meals, lodging and other goods and services from our properties. Our executive officers are entitled to receive other employee benefits generally made available to our employees.

The Compensation Committee believes that providing these benefits to our executives is appropriate, given the status in our Company of these individuals, and helps facilitate our executives’ performance of their duties.

For more information, see footnote (4) to the Summary Compensation Table under “Executive Compensation and Other Information.”

Change in Control and Termination Payments

The long-term employment agreements or arrangements with Messrs. Adelson, Cahill, Goldstein and Kay and Mr. Leven’s 2012 Employment Agreement provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. However, Mr. Leven’s 2013 Employment Agreement eliminated his ability to receive payments and a continuation of benefits solely upon a change in control of the Company. These provisions are based on individual negotiations with these named executive officers. In addition, the employment agreements with Messrs. Adelson, Cahill, Goldstein and Kay include restrictive covenants relating to future employment. The Compensation Committee believed the post-termination payments were necessary in order to enable us to provide a competitive compensation package so that we could retain these named executive officers.

If any payment to Mr. Adelson pursuant to his employment agreement is subject to the excise tax imposed by Section 4999 of the Code, the payment that is considered a “parachute payment” will be limited to the greatest amount which can be paid under Section 280G without causing any loss of deduction to the Company but only if, by reason of such reduction, the net after tax benefit to him (as defined in his employment agreement) exceeds the net after-tax benefit if the reduction were not made.

Under Mr. Leven’s 2012 Employment Agreement, if any payment to him would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Mr. Leven with respect to such excise tax, then Mr. Leven will be entitled to receive an additional gross-up payment in an amount such that after payment by him of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes) and excise tax imposed upon the gross-up payment, he retains an amount of the gross-up payment equal to the excise tax imposed. However, Mr. Leven’s 2013 Employment Agreement eliminated his ability to receive these excise tax gross-up payments.

The Company’s 2004 Equity Award Plan was established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits under certain change in control and terminations of employment are described below under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations Relating to Executive Compensation

Section 162(m) of the Internal Revenue Code

The Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible. Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to certain members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Annual bonus awards under our Executive Cash Incentive Plan (and Mr. Adelson’s base and annual supplemental bonus awards) generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The maximum amount payable to a participant under the Executive Cash Incentive Plan in respect of an annual bonus award that is intended to qualify for the performance-based compensation exception to Section 162(m) is $10.0 million. In addition, awards under the 2004 Equity Award Plan also may satisfy the performance-based compensation exception to Section 162(m). The performance-based provisions of the Executive Cash Incentive Plan relating to the Compensation Committee’s discretion in selecting and applying performance criteria for purposes of granting and vesting awards intended to qualify as performance-based compensation for purposes of Section 162(m) were amended on April 22, 2013 to conform with the performance-based provisions of our 2004 Equity Award Plan. The performance-based provisions of our 2004 Equity Award Plan and Executive Cash Incentive Plan were approved by our stockholders at the 2008 annual meeting of stockholders. We are asking our stockholders to again approve these provisions at the June 2013 annual meeting in Proposals No. 2 and No. 3. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

Until April 2013, the Performance Subcommittee made all determinations relating to “performance-based” compensation for purposes of Section 162(m), including bonuses under the Executive Cash Incentive Plan and grants under the 2004 Equity Award Plan. The Performance Subcommittee was dissolved in April 2013 and the Compensation Committee will make these determinations in the future. The Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Compensation Committee deems (or until April 2013, the Performance Subcommittee deemed) it in the best interests of the Company and its stockholders to do so. For example, the Performance Subcommittee approved annual base salaries in excess of $1 million and/or grants of restricted stock that are time based and not performance based for three of the Company’s named executive officers. The Performance Subcommittee believed these compensation decisions were necessary, appropriate and in the best interests of the Company and enabled the Company to retain the services of core members of its executive team.

Deferred Compensation

The Company’s named executive officers were eligible to participate in the Las Vegas Sands Corp. Deferred Compensation Plan. The plan was terminated in December 2012. There have been no participants in the plan at any time.

Executive Compensation Related Policies and Practices

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

The Company believes that the number of shares of the Company’s Common Stock owned by each named executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its named executive officers. Accordingly the Company has not adopted a policy requiring its named executive officers to hold a portion of their stock during their employment at the Company.

Under our securities trading policy, our officers, directors and employees are not permitted to purchase our Common Stock on margin, sell our Common Stock short or buy or sell puts, calls or other derivative instruments relating to our Common Stock. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect an individual’s investment in our Common Stock provided that the hedge is for at least six months in duration and relates to stock or options held by the individual.

Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units

Mr. Adelson’s employment agreement provides that grants of stock options are to be made by March 15 of the year to which the grant relates. On February 9, 2012, the Company granted Mr. Adelson stock options for the 2012 calendar year. Grants of restricted stock to Mr. Adelson are to be made by March 15 following the year to which the award relates, provided that the performance goals for the prior year have been achieved. In 2011, the Company achieved the predetermined EBITDA-based performance target relating to Mr. Adelson’s award of restricted stock. Accordingly, on February 9, 2012, the Company granted Mr. Adelson shares of restricted stock in respect of his 2011 performance.

Grants of stock options, restricted stock and restricted stock units under our 2004 Equity Award Plan are approved by the Compensation Committee. Performance-based equity grants were approved by the Performance

Subcommittee until April 2013 and will be approved by the Compensation Committee in the future. Each of the members of the Compensation Committee is an independent director and an outside director within the meaning of Section 162(m). The equity grants made to Messrs. Adelson, Leven, Cahill, Goldstein and Kay are effective as of their respective grant dates, which are either the date of approval or, if later, the first date of employment or a future date specified in the applicable employment agreement. The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

The Company paid a special dividend on its outstanding shares of Common Stock on December 18, 2012 to stockholders of record on December 10, 2012. In accordance with the provisions of the Company’s 2004 Equity Award Plan, the Compensation Committee approved an equitable adjustment to reduce the exercise price of all outstanding stock options to reflect the special dividend. Effective December 10, 2012, the exercise prices of all outstanding options with exercise prices greater than $2.75 were reduced by $2.75. The exercise prices of all outstanding options with exercise prices of $2.75 or less, including some of the stock options held by Mr. Leven, were reduced by 79%, and the holders of these options received the remaining portion of the exercise price adjustment in cash.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Jeffrey H. Schwartz, Chair

Jason N. Ader

Victor Chaltiel (as of January 29, 2013)

George P. Koo

Charles A. Koppelman

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information regarding compensation for our Chief Executive Officer, Chief Financial Officer and each of our other three highest paid executive officers serving as such at December 31, 2012.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Sheldon G. Adelson	2012	$1,000,000	—	$1,825,000	$1,825,000	$2,933,974	$3,100,972	$10,684,946
Chairman of the Board, Chief Executive Officer and Treasurer	2011	$1,000,000	—	$1,825,000	$1,825,000	$6,304,461	$2,890,595	$13,845,056
	2010	$1,000,000	—	—	$1,825,000	$5,658,469	$2,873,397	$11,356,866

Michael A. Leven	2012	$3,000,000	—	$7,167,000	—	$2,700,000	$2,056,228	$14,923,228
President, Chief Operating Officer and Secretary	2011	$3,000,000	—	$16,947,000	—	$3,198,000	$368,560	$23,513,560
	2010	$2,000,000	$1,020,000	—	$9,120,000	—	$130,628	$12,270,628

Chris J. Cahill(5)	2012	$622,596	—	—	$5,848,500	$473,130	$215,254	$7,159,480
Executive Vice President, Global Operations
Robert G. Goldstein	2012	$1,500,000	—	$20,733,750	—	$1,350,000	$585,666	$24,169,416
Executive Vice President and President of Global Gaming Operations	2011	$1,500,000	—	$6,150,000	—	$1,599,000	$76,795	$9,325,795
	2010	$1,500,000	$243,750	—	—	—	$28,211	$1,771,961

Kenneth J. Kay	2012	$1,211,056	—	—	—	$1,070,784	$22,082	$2,303,922
Executive Vice President and Chief Financial Officer	2011	$1,167,068	—	—	—	$1,244,095	$30,199	$2,441,362
	2010	$1,100,000	—	—	$5,329,440	$1,100,000	$30,258	$7,559,698

(1)	Reflects payment of bonuses to Messrs. Leven and Goldstein of $1,020,000 and $243,750, respectively, relating to 2010, which were paid in 2011.

(2)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal years ended December 31, 2010, 2011 and 2012 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions with the exception of Mr. Leven’s 2012 grant, which is a performance-based restricted stock unit grant). The value of Mr. Leven’s 2012 award, assuming the highest level of performance conditions will be achieved, is $13,494,000. Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the years ended December 31, 2010, 2011 and 2012 included in the Company’s 2012 Annual Report on Form 10-K.

(3)

The amounts in this column are the grant date fair values of option awards granted during the fiscal years ended December 31, 2010, 2011 and 2012 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the years ended December 31, 2010, 2011 and 2012 included in the Company’s 2012 Annual Report on Form 10-K.

(4)	Amounts included in “All Other Compensation” for 2012 are detailed in the following table.

All Other Compensation

Named Executive Officer	401(k) Plans ($)(i)	Life and Disability Insurance ($)(ii)	Health Care Insurance ($)(iii)	Other ($)(iv)(v)	Total ($)
Sheldon G. Adelson	—	$308	$160,936	$2,939,728	$3,100,972
Michael A. Leven	—	$300	$6,676	$2,049,252	$2,056,228
Chris J. Cahill	—	$2,738	$3,158	$209,358	$215,254
Robert G. Goldstein	$6,932	$6,258	$116,352	$456,124	$585,666
Kenneth J. Kay	—	$6,258	$15,824	—	$22,082

(i)

Amounts listed are matching contributions made under The Venetian Casino Resort LLC 401(k) Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees.

(ii)

Amounts imputed as income in connection with our payments in 2012 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(iii)

During 2012, the executive officers participated in a group supplemental medical insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent premiums, administration fees and claims paid for 2012.

(iv)

The amount in the table for Mr. Adelson consists of (a) the Company’s cost of $2,796,528 to provide security to Mr. Adelson and his immediate family, (b) the annual reimbursement of professional fees of $100,000, and (c) the costs of an automobile provided to Mr. Adelson of $43,200 for 2012 pursuant to the terms of his employment agreement. The amount in the table for Mr. Leven consists of (a) $620,892 related to Mr. Leven’s personal use of aircraft based on the incremental cost to the Company, including the cost of fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, (b) $262,500 for accrued dividends received upon the vesting of his restricted stock during 2012, (c) $1,147,500 related to the portion of his stock option exercise price adjustment (to reflect the $2.75 special dividend discussed in “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Long Term Incentives (Equity Awards)” that was paid in cash as the original exercise price was less than $2.75 per share, and (d) country club dues. The amount in the table for Mr. Cahill consists of (a) $177,855 for moving and relocation costs, (b) legal costs and (c) country club dues and membership fees. The amount in the table for Mr. Goldstein consists of (a) $437,500 for accrued dividends received upon the vesting of his restricted stock during 2012, (b) country club dues, and (c) the incremental cost to the Company of meals and other goods and services provided to Mr. Goldstein at our properties.

(v)

Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. The Company requires these executives to reimburse it in full for personal use of these facilities. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements. The Company also permits its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. There is no incremental cost to the Company for any of these benefits.

(5)	Mr. Cahill joined the Company in April 2012.

2012 Grants of Plan-Based Awards

The following table presents information on potential payment opportunities in respect of 2012 performance under our Executive Cash Incentive Plan for the named executive officers and equity awards granted during 2012 under our 2004 Equity Award Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sheldon G. Adelson	2/9/12					51,422	$52.55	$1,825,000
	2/9/12				34,728			$1,825,000
Base bonus		—	$1,713,085	$1,713,085
Annual bonus		—	$2,441,777	$4,883,554
Michael A. Leven	6/11/12				300,000			$7,167,000
Annual bonus		—	$3,000,000	—
Chris J. Cahill	4/1/12					150,000	$57.57	$5,848,500
Annual bonus			$525,700
Robert G. Goldstein	3/8/12				375,000			$20,733,750
Annual bonus		—	$1,500,000	—
Kenneth J. Kay
Annual bonus		—	$1,189,760	—

(1)

The amounts shown in these columns for Mr. Adelson represent a range of potential incentive payment opportunities for 2012 based on certain specified annualized EBITDA assumptions under his employment agreement and our Executive Cash Incentive Plan. Threshold amounts are not included in the table because, in accordance with his employment agreement, Mr. Adelson is not entitled to receive a base bonus payment unless the Company achieves the 2012 base bonus EBITDA performance target. Mr. Adelson is not entitled to receive an annual bonus payment unless the Company achieves at least 80% of the 2012 annual bonus EBITDA performance target. Under their employment agreements, Messrs. Leven, Cahill, Goldstein and Kay are eligible to receive discretionary bonuses based on the achievement of individual and company goals and objectives. Messrs. Leven, Cahill and Goldstein are eligible to receive discretionary bonuses of 100%, 80% and 100%, respectively, of their annual base salaries, provided the threshold performance targets, to the extent set by the Compensation Committee, are met. Mr. Kay is eligible to receive a bonus in an amount not to exceed 100% of his annual base salary, absent a determination of unusual circumstances or exceptional performance by the Company in its sole discretion. See the discussion below under “— Employment Agreements,” as well as “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Short-term Incentives” for more information regarding bonus incentive awards.

(2)

Calculated based on the aggregate grant date fair value computed in accordance with accounting standards regarding share-based payments. For a discussion of the relevant assumptions used in the calculation of these amounts, see Note 14 to the consolidated financial statements for the years ended December 31, 2010, 2011 and 2012 included in the Company’s 2012 Annual Report on Form 10-K.

Employment Agreements

The executive employment agreements and other arrangements provide for the payment of base salary, cash incentive bonuses and equity incentive awards as described below.

Mr. Adelson.    Mr. Adelson’s employment agreement provides for an annual base salary. He also is eligible for target base bonus and annual supplemental bonus payments and annual awards of options to purchase shares of Common Stock and shares of restricted stock as described under “Compensation Discussion and Analysis — Employment Agreements.”

Mr. Leven.    Mr. Leven’s 2012 Employment Agreement provides for an annual base salary and a grant of 300,000 restricted stock units, as described under “Compensation Discussion and Analysis — Employment Agreements.” Mr. Leven also is eligible to receive an annual bonus with a target bonus of 100% of his base salary, or $3,000,000, in respect of his 2012 performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program. Mr. Leven received the grant of 300,000 restricted stock units on June 11, 2012. Subject to Mr. Leven’s continued employment by the Company on December 31, 2014, except as described below, the restricted stock units (the “2012 Agreement Equity Awards”) will vest and Mr. Leven will be entitled to receive shares of our Common Stock as follows:

•

If the average closing price on the New York Stock Exchange (the “NYSE”) of our Common Stock (the “Average Closing Price”) during the month of December 2013 was at least fifty dollars ($50.00) per share then, on December 31, 2013, Mr. Leven shall receive one hundred thousand (100,000) shares of our restricted Common Stock, which shall vest entirely on December 31, 2014.

•

Alternatively, if the Average Closing Price during the month of December 2013 is less than fifty dollars ($50.00) per share, but the Average Closing Price during the month of December 2014 is at least fifty dollars ($50.00) per share then, on December 31, 2014, Mr. Leven shall receive one hundred thousand (100,000) shares of our unrestricted Common Stock.

•

If the Average Closing Price during the month of December 2014 is at least sixty dollars ($60.00) per share, the,, in addition to any shares deliverable pursuant to the clauses above, as applicable, on December 31, 2014, Mr. Leven shall receive one hundred thousand (100,000) shares of our unrestricted Common Stock.

•

Finally, if the Average Closing Price during the month of December 2014 is at least seventy dollars ($70.00) per share then, in addition to any shares deliverable pursuant to any of the clauses above, as applicable, on December 31, 2014, Mr. Leven shall receive one hundred thousand (100,000) shares of our unrestricted Common Stock.

•	Any restricted stock unit awards that have not vested as of December 31, 2014, shall terminate and be immediately forfeited without any consideration payable.

Mr. Leven’s 2013 Employment Agreement modified his 2012 Employment Agreement to provide that if Mr. Leven’s employment is terminated (a) prior to the expiration of the term of his 2013 Employment Agreement, by the Company for reasons other than for cause or by Mr. Leven for good reason (each as defined in Mr. Leven’s 2013 Employment Agreement), or because of Mr. Leven’s death or disability or (b) upon the expiration of the term of his 2013 Employment Agreement, then the 2012 Agreement Equity Awards shall remain outstanding and be eligible to be earned and vest if the appropriate performance targets are satisfied without regard to Mr. Leven’s continued employment by the Company.

Mr. Cahill.    Mr. Cahill’s employment arrangement provides for an annual base salary and an annual bonus, with a target of 80% of his base salary, based on the achievement of Company and Mr. Cahill’s performance objectives that are reasonably determined annually by the Company in accordance with the Company’s Management Incentive Program, as described under “Compensation Discussion and Analysis — Employment Agreements.” Pursuant to his employment agreement, Mr. Cahill received a grant of options to purchase 150,000 shares of our Common Stock on April 1, 2012. The option grant vests over five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant date.

Mr. Goldstein.    Mr. Goldstein’s 2012 Employment Agreement provides for an annual base salary and a grant of 375,000 shares of restricted stock, as described under “Compensation Discussion and Analysis — Employment Agreements.” Mr. Goldstein also is eligible to receive a discretionary cash bonus of 100% of his base salary, or $1,500,000, in respect of his performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program. Mr. Goldstein received the grant of 375,000 shares of restricted stock on March 8, 2012. The restricted stock grant vests as follows: twenty percent on December 31, 2013, twenty percent on December 31, 2014 and sixty percent on December 31, 2015.

Mr. Kay.    Mr. Kay’s employment agreement provides for an annual base salary, as described under “Compensation Discussion and Analysis — Employment Agreements.” Under his employment agreement, Mr. Kay also is eligible to receive a bonus based on the achievement of performance objectives in an amount not to exceed 100% of his annual base salary, absent a determination of unusual circumstances or exceptional performance by the Company in its sole discretion.

For additional information about the employment agreements, see “Compensation Discussion and Analysis — Elements of Executive Officer Compensation — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information concerning stock options, shares of restricted stock and restricted stock units held by the named executive officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(12) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(13) ($)
Sheldon G. Adelson	—	163,531	(1)	$1.39	2/5/2019	61,160	(9)	$2,823,146
	—	75,538	(2)	$13.34	2/22/2020
	—	37,916	(3)	$43.28	2/3/2021
	—	51,422	(4)	$49.80	2/8/2022
Michael A. Leven	750,000	—		$0.33	3/11/2014	300,000	(10)	$13,848,000
	750,000	—		$12.19	3/11/2014
	10,000	—		$112.64	12/16/2017
Chris J. Cahill	—	150,000	(5)	$54.82	3/31/22
Robert G. Goldstein	62,620	—		$26.25	12/14/2014	375,000	(11)	$17,310,000
	53,254	—		$39.84	1/10/2016
	30,988	—		$83.86	3/29/2017
	39,155	—		$70.84	3/28/2018
	81,021	112,007	(1)	$1.39	2/5/2019
	500,000	—		$4.09	7/9/2019
Kenneth J. Kay	—	25,000	(1)	$3.18	12/31/2018
	—	25,000	(6)	$4.98	6/17/2019
	—	150,000	(7)	$13.34	2/22/2020
	—	44,000	(8)	$22.97	6/10/2020

(1)	The remaining unvested portion of this stock option grant vested on January 1, 2013.

(2)	The remaining unvested portion of this stock option grant vests in two equal installments on January 1, 2013 (which has vested) and January 1, 2014.

(3)	The remaining unvested portion of this stock option grant vests in three equal installments on January 1, 2013 (which has vested), January 1, 2014 and January 1, 2015.

(4)	The stock option grant vests in four equal installments on January 1, 2013 (which has vested), January 1, 2014, January 1, 2015 and January 1, 2016.

(5)	The stock option grant vests in three equal installments on April 1, 2015, April 1, 2016 and April 1, 2017.

(6)	The remaining unvested portion of this stock option grant vests on June 18, 2013.

(7)	The remaining unvested portion of this stock option grant vests in two equal installments on February 23, 2013 (which has vested) and February 23, 2014.

(8)	The remaining unvested portion of this stock option grant vests in two equal installments on June 11, 2013 and June 11, 2014.

(9)

The remaining unvested portion of restricted stock awards as to 26,432 shares vests in two equal installments on January 1, 2013 (which has vested) and January 1, 2014, with the remaining unvested portion of restricted stock awards as to 34,728 shares vesting in three equal installments on January 1, 2013 (which has vested), January 1, 2014 and January 1, 2015.

(10)

The remaining unvested portion of this restricted stock unit award vests as follows: (a) if the Average Closing Price of the Company’s Common Stock during the month of December 2013 is at least $50.00 per share then, on December 31, 2013, Mr. Leven shall receive 100,000 shares of our restricted Common Stock, which shall vest entirely on December 31, 2014 (the “2013 Restricted Stock Award”); (b) if the Average Closing Price during the month of December 2013 is less than $50.00 per share, but the Average Closing Price during the month of December 2014 is at least $50.00 per share then, on December 31, 2014, Mr. Leven shall receive 100,000 shares of our Common Stock; (c) if the Average Closing Price during the month of December 2014 is at least $60.00 per share, then, in addition to any shares deliverable pursuant to the clauses above, on December 31, 2014, Mr. Leven shall receive 100,000 shares of our Common Stock; and (d) if the Average Closing Price during the month of December 2014 is at least $70.00 per share then, in addition to any shares deliverable pursuant to any of the clauses (a), (b) or (c) above, on December 31, 2014, Mr. Leven shall receive 100,000 shares of our Common Stock. Any restricted stock unit awards that have not vested as of December 31, 2014, shall terminate and be immediately forfeited without any consideration payable.

(11)

The remaining unvested portion of restricted stock awards as to 150,000 shares vests in two equal installments on December 31, 2013 and December 31, 2014, with the remaining unvested portion of restricted stock awards as to 225,000 shares vesting on December 31, 2015.

(12)

The Company paid a special dividend on its outstanding Common Stock on December 18, 2012 to stockholders of record on December 10, 2012. In accordance with the provisions of the Company’s 2004 Equity Award Plan, the Compensation Committee approved an equitable adjustment to reduce the exercise price of all outstanding stock options to reflect the special dividend. The exercise prices of all outstanding options with exercise prices greater than $2.75 were reduced by $2.75. The exercise prices of all outstanding options with exercise prices of $2.75 or less, including one of the stock options held by Mr. Leven, were reduced by 79%, and the holders of these options received the remaining portion of the exercise price adjustment in cash.

(13)

Market value is determined based on the closing price of our Common Stock of $46.16 on December 31, 2012 as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

Option Exercises and Stock Vested in 2012

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by the named executive officers during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Sheldon G. Adelson	670,566	$30,585,218	15,199	$649,453
Michael A. Leven	—	—	300,000	$15,211,000
Chris J. Cahill	—	—	—
Robert G. Goldstein	255,000	$11,104,350	126,341	$5,842,301
Kenneth J. Kay	294,000	$10,529,619	—	—

(1)

Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements and other arrangements for the named executive officers provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. All payments under the executive employment agreements or other arrangements in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. The applicable named executive officer also may be subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of employment.

Mr. Adelson

In the event of a termination of Mr. Adelson’s employment for cause (as defined below) or his voluntary termination (other than for good reason (as defined below)), all of his salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Adelson’s employment by us without cause or a voluntary termination by Mr. Adelson for good reason (as defined below) other than during the two year period following a change in control (as defined in the Company’s 2004 Equity Award Plan and below), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

his salary and base bonus, if applicable, for the remainder of the term of his employment agreement or, if he becomes employed elsewhere, the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus, if applicable, payable under his employment agreement with us;

•	a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination of employment; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until he receives health and welfare coverage from a subsequent employer).

In the event of a termination of Mr. Adelson’s employment by us without cause or a termination by Mr. Adelson for good reason within the two-year period following a change in control or Mr. Adelson’s voluntary termination at any time during the one-year period following a change in control, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum payment of two times his salary plus, if applicable, his target base bonus and target annual supplemental bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment;

•	a pro rata target base bonus and target annual supplemental bonus for the year of termination of employment; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until Mr. Adelson receives health and welfare coverage from a subsequent employer).

However, if the change in control does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to

Section 409A of the Code, then the payment of two times salary plus base bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata annual bonus for the year of termination will be paid at the same time annual bonuses would normally be paid to other executive officers of the Company.

In the case of a termination of Mr. Adelson’s employment due to his death or disability (as defined in his employment agreement), Mr. Adelson (or his estate) will be entitled to receive:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

continued payments of salary and, if applicable, base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination of employment;

•

accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination of employment; and

•	a pro rata annual bonus payable at the time the bonus would normally be paid.

In the event of a termination of Mr. Adelson’s employment due to his retirement or a non-renewal termination, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	in the case of his retirement, a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid; and

•

continued vesting of all equity awards (including incentive awards granted under his employment agreement) in accordance with their terms so that all such awards continue to vest at the same rate as if Mr. Adelson had remained employed by the Company.

If Mr. Adelson terminates his employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3% if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.

In addition, Mr. Adelson is subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of his employment.

Definitions.    The terms “cause,” “good reason” and “change in control” are defined in Mr. Adelson’s employment agreement as follows:

Mr. Adelson may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company, its subsidiaries or affiliates, commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•

his gaming license is revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice; provided, that in the event that the revocation or suspension occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for “cause.”

Mr. Adelson may terminate his employment with the Company for “good reason” if:

•

the Company fails to maintain him as Chairman of the Board of Directors and Chief Executive Officer, unless the Board determines that these positions must be held by someone other than Mr. Adelson due to applicable statutory, regulatory or stock exchange requirements, or if this practice is common among companies of similar size in similar industries to us, and the Board determines that this practice constitutes best practices of corporate governance;

•	the Company reduces his base salary;

•	subject to specified exceptions, the Company reduces his target base bonus, target annual bonus or target incentive award opportunity;

•

there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as his duties and responsibilities are not materially changed as they relate solely to the Company; or

•	the Company materially breaches the employment agreement.

A “change in control” occurs upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (I) any acquisition by the Company or any affiliate (as defined), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (III) any acquisition by Mr. Adelson or any related party (as defined) or any group of which Mr. Adelson or a related party is a member, (IV) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors, or (V) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the board of directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board;

•	the Company’s dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or

•

the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors.

Mr. Leven

In the event that Mr. Leven’s employment is terminated by the Company (other than for cause as defined in his 2013 Employment Agreement and below) or by reason of his death or disability or if Mr. Leven terminates his employment for good reason (as defined in his 2013 Employment Agreement and below), then he will be entitled to receive:

•	his accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum cash payment of 50% of the base salary he would have received had he remained employed through the remainder of the term of his 2012 Employment Agreement; and

•

continued participation in the health and welfare benefit plans of the Company during the remainder of the term of his agreement (or, if earlier, until he receives health and welfare coverage with a subsequent employer).

In addition, Mr. Leven’s 2013 Employment Agreement modified his 2012 Employment Agreement to provide that if Mr. Leven’s employment is terminated (a) prior to the expiration of the term of his 2013 Employment Agreement because the Company discharges him (other than for cause), he terminates his employment for good reason or his employment is terminated due to his death or disability, or (b) his employment terminates by reason of expiration of the term of his 2013 Employment Agreement, then the 2012 Agreement Equity Awards shall remain outstanding and be eligible to be earned and vest if the appropriate performance targets are satisfied without regard to Mr. Leven’s continued employment by the Company. (The restricted shares of Common Stock granted under Mr. Leven’s 2010 Employment Agreement fully vested on November 12, 2012 in accordance with their terms.)

Definitions.    The terms “cause” and “good reason” are defined in Mr. Leven’s 2013 Employment Agreement as follows:

Mr. Leven may be terminated by the Company for “cause” if the Board, at a duly noticed meeting, has determined that one or more of the following events has occurred:

•

he is convicted of a felony, misappropriation of any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•

he uses alcohol or drugs in a manner that renders him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•

he materially breaches his employment agreement and the breach is likely to cause a material adverse effect on the business of the Company or any of its affiliates and fails to correct the breach following written notice; or

•

he commits any act or acts of serious and bad faith willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Leven may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	the Company reduces his target bonus;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended on the date of the employment agreement; or

•	Sheldon G. Adelson is not serving as the Company’s Chief Executive Officer and Chairman of the Board (unless Mr. Adelson’s current spouse is serving in such capacities).

Mr. Leven’s 2013 Employment Agreement also modified his 2012 Employment Agreement to eliminate payments upon the occurrence of a change in control of the Company and eliminate excise tax gross-up payments.

Mr. Cahill

In the event of a termination of Mr. Cahill’s employment for cause (as defined in his employment agreement and below) then Mr. Cahill will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event of a termination of Mr. Cahill’s employment by the Company without cause or Mr. Cahill terminates his employment for good reason (each as defined in his employment agreement and below), Mr. Cahill will be entitled to receive:

•	base salary through the date of termination of employment;

•	continuation of his base salary for a period of twelve months if the termination occurs before April 1, 2015 and six months thereafter;

•

an additional amount equal to 80% of Mr. Cahill’s base salary then in effect, payable in installments during the twelve or six month periods referenced above, as applicable, at the same time as the salary continuation payments are made;

•	continued participation in the Company’s health and welfare benefit plans for Mr. Cahill,, his spouse and his dependents for the six or twelve month periods referenced above, as applicable;

•	any bonus awarded for the year prior to termination but not yet paid in the year of termination, to be paid at the time such bonuses are awarded in the ordinary course;

•

if Mr. Cahill’s employment is terminated before April 1, 2015, pro-rated vesting of 50,000 of the stock options granted to him at the time he joined the Company, provided that if Mr. Cahill’s employment is terminated after April 1, 2014 but before April 1, 2015, 50,000 of the stock options granted to Mr. Cahill at the time he joined the Company will vest;

•

if Mr. Cahill’s employment is terminated without cause by Mr. Leven’s designated successor before April 1, 2017, 50,000 of the stock options granted to Mr. Cahill at the time he joined the Company will vest;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event of a termination of Mr. Cahill’s employment upon the expiration of his employment agreement, Mr. Cahill will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event of a termination of Mr. Cahill’s employment due to his disability or death, Mr. Cahill or his estate, as the case may be, will be entitled to receive:

•	base salary through the date of termination of employment;

•	continuation of his base salary for a period of twelve months following the termination of his employment;

•	any bonus awarded for the year prior to termination but not yet paid in the year of termination, to be paid at the time such bonuses are awarded in the ordinary course;

•

continued vesting of all stock option awards in accordance with their terms for a period of twelve months following the termination of his employment so that all such awards continue to vest as if Mr. Cahill had remained employed by the Company during the twelve month period, provided, however, that if Mr. Cahill’s employment is terminated due to his disability or death before April 1, 2014, Mr. Cahill will receive pro-rated vesting of 50,000 of the stock options granted to him at the time he joined the Company;

•	continued participation in the Company’s health and welfare benefit plans for Mr. Cahill, his spouse and his dependents for the twelve month period following the termination of his employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Definitions.    The terms “cause” and “good reason” are defined in Mr. Cahill’s employment agreement as follows:

Mr. Cahill may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice; or

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information or other breach of the restrictive, non-solicitation cooperation and covenants in Mr. Cahill’s employment agreement) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Cahill may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement; or

•

there is a “change of control” of the Company (as defined in Mr. Adelson’s employment agreement described above), except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as Mr. Cahill’s duties and responsibilities are not materially changed as they relate solely to the Company.

Mr. Goldstein

In the event that Mr. Goldstein’s employment is terminated by the Company for cause (as defined in his 2012 Employment Agreement and below), then Mr. Goldstein will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment is terminated by the Company without cause (and other than due to his death or disability), then pursuant to his 2012 Employment Agreement, Mr. Goldstein will be entitled to receive:

•	continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement);

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein terminates his employment with the Company due to a change in control (as defined in Mr. Adelson’s employment agreement described above), then pursuant to his 2012 Employment Agreement, he will be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two (2) times his base salary;

•

pro-rated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein under his 2012 Employment Agreement for a termination of his employment in the 2013, 2014 or 2015 calendar years; and

•

continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event that Mr. Goldstein voluntarily terminates his employment with the Company, he shall be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event Mr. Goldstein’s employment with the Company is terminated due to his death or disability, then pursuant to his 2012 Employment Agreement, Mr. Goldstein or his estate, as the case may be, will be entitled to receive:

•

continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his 2012 Employment Agreement), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company;

•

pro-rated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein under his 2012 Employment Agreement for a termination of his employment in the 2013, 2014 or 2015 calendar years; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Definitions.    The term “cause” is defined in Mr. Goldstein’s 2012 Employment Agreement as follows:

Mr. Goldstein may be terminated by the Company for “cause” if :

•	he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates;

•	he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates;

•

he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by the Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay

In the event of a termination of Mr. Kay’s employment for cause (as defined in his employment agreement and below) then Mr. Kay will be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event of a termination of Mr. Kay’s employment by the Company without cause or a termination by Mr. Kay for good reason, Mr. Kay will be entitled to receive:

•

continued payment of his salary for twelve months following the date of termination, subject to reduction if Mr. Kay becomes employed elsewhere; provided that if Mr. Kay terminates his employment for good reason upon a change of control (as defined in the agreement), Mr. Kay shall be entitled to his base salary for twelve months, which amount shall not be subject to any reduction as a result of his employment elsewhere;

•	a pro-rated share of his annual bonus that he would have earned during the year in which the agreement is terminated;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•

continued health and welfare benefits for Mr. Kay, his spouse and his dependents for twelve months following the date of termination, including for a termination by Mr. Kay for good reason upon a change of control.

In the case of a termination of Mr. Kay’s employment due to his death or disability (as defined in his employment agreement), Mr. Kay or his estate, as the case may be, will be entitled to receive:

•	continued payments of his base salary for a period of twelve months following the date of termination of his employment as a result of such death or disability;

•

continued vesting of stock option awards such that all such stock options that would have vested during the twelve month period following the date of termination as a result of such death or disability will continue to vest as if he had remained employed by the Company during the twelve month period following the date of such termination;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	continued health and welfare benefits for Mr. Kay, his spouse and his dependents for the twelve months following the date of termination of his employment as a result of such death or disability.

Definitions. The terms “cause,” “good reason” and “change of control” are defined in Mr. Kay’s employment agreement as follows:

Mr. Kay may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice.

Mr. Kay may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his employment agreement;

•	the Company reduces his base salary;

•

there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as Mr. Kay’s duties and responsibilities are not materially changed as they relate solely to the Company; or

•	Mr. Kay discovers or the Company announces a “change of control.”

Under Mr. Kay’s employment agreement, a “change of control” occurs if Sheldon G. Adelson and the estate planning trusts of Sheldon G. Adelson identified at the effective date of Mr. Kay’s employment agreement in the most recent filing with the Securities and Exchange Commission (the “SEC”) (including any amendments, revisions, conversions, substitutions or otherwise of such trusts) control less than 50% of the voting equity of the Company; provided that a “change of control” ceases to constitute “good reason” unless Mr. Kay gives notice to the Company that he is terminating his employment with the Company due to the “change of control” within 30 days after the first filing is made with the SEC by which the fact of such “change of control” could be determined. For purpose of the preceding sentence, Mr. Kay shall be considered to have determined the existence of a “change of control” on the date of the SEC filing if the filing announces a transaction that has occurred or on the date that a prospective transaction closes.

2004 Equity Award Plan

In the event of a change in control (as defined above in the definition of change in control in the employment agreements for Messrs. Adelson, Leven, Cahill and Goldstein and in the 2004 Equity Award Plan), if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Potential Payments/Benefits Upon Termination of Employment for 2012

The table below sets forth information about the potential payments and benefits our executive officers who were employed by the Company on December 31, 2012 may receive under their employment agreements upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2012. The amounts actually payable will be determined only upon the termination of employment of each executive officer, taking into account the facts and circumstances surrounding the executive officer’s termination of employment.

The information in the table assumes that:

•	amounts included as bonus payments for 2013 performance are target amounts based on the achievement of performance goals;

•	the executive officer did not become employed by a subsequent employer; and

•	equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

Name	Cash Payments	Acceleration of Restricted Stock(1)	Acceleration of Options(2)	Continued Health Benefits	Total
Sheldon G. Adelson
-Without Cause/For Good Reason	$5,209,743	$3,735,646	$9,909,638	$10,000	$18,865,027
-Change in Control	$14,464,586	$3,735,646	$9,909,638	$20,000	$28,129,870
-Death/Disability	$5,327,310	$1,448,565	$8,597,259	—	$15,373,134
Michael A. Leven
-Without Cause/For Good Reason	$5,700,000	$13,848,000	—	$20,000	$19,568,000
-Change in Control(3)	$5,700,000	$13,848,000	—	$20,000	$19,568,000
-Death/Disability	$5,700,000	$13,848,000	—	$20,000	$19,568,000
Chris J. Cahill
-Without Cause/For Good Reason	$1,575,000	—	—	$10,000	$1,585,000
-Change in Control	$1,575,000	—	—	$10,000	$1,585,000
-Death/Disability	$875,000	—	—	$10,000	$885,000
Robert G. Goldstein
-Without Cause/For Good Reason	$1,500,000	—	—	—	$1,500,000
-Change in Control	$4,350,000	$1,556,072	$5,014,553	$20,000	$10,940,625
-Death/Disability	$1,500,000	$1,556,072	$5,014,553	—	$8,070,625
Kenneth J. Kay
-Without Cause/For Good Reason	$2,260,544	—	—	$10,000	$2,270,544
-Change in Control	$2,260,544	—	—	$10,000	$2,270,544
-Death/Disability	$1,189,760	—	$5,075,680	$10,000	$6,275,440

(1)

Reflects (a) the grants of restricted stock for 2012 that are earned and vest pursuant to the applicable employment agreement, and (b) the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 31, 2012 (the last trading day of 2012) of $46.16 per share. Of the amounts shown in the table, restricted stock with a value of $1,144,399 for Mr. Adelson vested during the period from January 1, 2013 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for either of these executive officers.

(2)

Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 31, 2012 (the last trading day of 2012) of $46.16 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $8,597,259 for Mr. Adelson, $5,014,553 for Mr. Goldstein and $3,536,000 for Mr. Kay vested during the period from January 1, 2013 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for any of these executive officers.

(3)	Mr. Leven’s 2013 Employment Agreement modified his 2012 Employment Agreement to eliminate payments upon the occurrence of a change in control of the Company and eliminate excise tax gross-up payments.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual cash retainer of $75,000 and an annual grant of, at each non-employee director’s election, either restricted stock or restricted stock units equal in value to $75,000. The restricted stock and restricted stock units are subject to a one year forfeiture period and the shares may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock or restricted stock units). In 2012, Messrs. Ader, Chafetz, Forman, Koo, Koppelman, Schwartz and Siegel each received 1,641 shares of restricted stock. In addition, each non-employee director receives a one-time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). The stock options vest in five equal installments on each of the first five anniversaries of the date of grant. In 2012, Mr. Chaltiel received a grant of 3,677 options at the time of his election to the Board. Both the restricted stock grants and the options are granted to the directors pursuant to our 2004 Equity Award Plan.

We pay non-employee directors $1,500 for each meeting of the Board that they attended ($750 for telephonic meetings). We pay non-employee directors who are members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee $1,000 for each committee meeting that they attend ($500 for telephonic meetings). During 2012, we paid an annual retainer of $50,000 to the chairperson of the Audit Committee and an annual retainer of $15,000 to each member of the Audit Committee. We also paid an annual retainer of $15,000 to the chairperson of the Compensation Committee and the Nominating and Governance Committee and an annual retainer of $5,000 to each member of these committees. The chairperson of the COO Search Committee will be paid a retainer of $50,000 and each member of the COO Search Committee will receive a retainer of $25,000.

Non-employee directors may defer cash compensation payments into the Company’s Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

Beginning in 2006, the Compensation Committee retained HVS Executive Search for advice on compensation-related matters, including a review of director compensation. HVS Executive Search provided advice on director compensation during 2012. The Compensation Committee may, in its discretion, seek the advice of our chief executive officer or any of our other executive officers, in determining or recommending the amount or form of compensation for our outside directors.

2012 Director Compensation Table

The following table describes the compensation arrangements with our non-employee directors for 2012.

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Jason N. Ader	$142,500	$75,000	—	$483	$217,983
Irwin Chafetz	$87,000	$75,000	—	$483	$162,483
Victor Chaltiel(4)	$5,780	—	$100,000	—	$105,780
Charles D. Forman	$87,000	$75,000	—	$483	$162,483
George P. Koo	$98,000	$75,000	—	$483	$173,483
Charles A. Koppelman	$104,599	$75,000	—	—	$179,599
Jeffrey H. Schwartz(5)	$141,750	$75,000	—	$112,052	$328,802
Irwin A. Siegel(5)	$156,500	$75,000	—	$483	$231,983

(1)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal year ended December 31, 2012, as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the year ended December 31, 2012 included in the Company’s 2012 Annual Report on Form 10-K. The restricted stock vests on the first anniversary of the date of grant, if the director is still serving on the Board on the vesting date. As of December 31, 2012, Messrs. Ader, Chafetz, Forman, Koo, Koppelman, Schwartz and Siegel each held 1,641 unvested shares of restricted stock that will vest on June 7, 2013.

(2)

The amounts in this column are the grant date fair values of option awards granted during the fiscal year ended December 31, 2012 as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the year ended December 31, 2012 included in the Company’s 2012 Annual Report on Form 10-K. During the year ended December 31, 2012, Mr. Chaltiel received an option to purchase 3,677 shares of our Common Stock with a per share grant date value of $100,000 and an exercise price per share of $44.54. As of December 31, 2012, Messrs. Ader, Chafetz, Chaltiel, Forman, Koo, Koppelman, Schwartz and Siegel held options to acquire 57,051, 39,970, 3,677, 43,349, 28,696, 2,930, 107,644 and 27,600 shares of our Common Stock, respectively, of which 25,000 options held by Messrs. Ader, Chafetz, Forman, Koo and Schwartz vest in four equal installments on each of the first four anniversaries of the February 23, 2010 date of grant and 12,500 options held by Mr. Siegel vest in two equal installments on each of the third and fourth anniversaries of the February 23, 2010 date of grant. The remaining 32,051 options held as of December 31, 2012 by Mr. Ader, 14,970 options held by Mr. Chafetz, 3,677 options held by Mr. Chaltiel, 18,349 options held by Mr. Forman, 3,696 options held by Dr. Koo, 2,930 options held by Mr. Koppelman, 82,644 options held by Mr. Schwartz and 15,100 options held by Mr. Siegel vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)

The amounts in this column for Messrs. Ader, Chafetz, Forman, Koo and Siegel are for accrued dividends received upon the vesting of restricted stock during 2012. The amount in this column for Mr. Schwartz includes $483 for accrued dividends received upon the vesting of restricted stock during 2012 and $111,569 related to the portion of his stock option exercise price adjustment that was paid in cash as the original exercise price was less than $2.75 per share.

(4)	Mr. Chaltiel was elected to the Board on December 11, 2012.

(5)	The amounts in the table exclude fees paid by Sands China Ltd. to Messrs. Schwartz and Siegel in connection with their service as members of the Board of Directors of Sands China Ltd.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our 2004 Equity Award Plan as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	10,164,960	$40.16	6,454,680
Equity compensation plans not approved by security holders	—	—	—
Total	10,164,960	$40.16	6,454,680

(1)	The weighted average exercise price excludes 374,500 restricted stock units included in (a).

(2)

Our 2004 Equity Award Plan was approved by our stockholders prior to our initial public offering. The performance-based provisions of our 2004 Equity Award Plan were reapproved by our stockholders at our 2008 annual meeting of stockholders. Our stockholders are being asked to again reapprove the performance-based provisions of our Equity Award Plan at this meeting in Proposal No. 2. For more information, see “Proposal No. 2, Approval of the Performance-Based Provisions of the 2004 Equity Award Plan.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of Irwin A. Siegel (Chair), Jason N. Ader and Jeffrey H. Schwartz. The Board has determined that Messrs. Siegel, Ader and Schwartz meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and Mr. Siegel qualifies as the audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Among its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	The Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2012, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Irwin A. Siegel, Chairman

Jason N. Ader

Jeffrey H. Schwartz

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to our independent registered public accounting firm in 2011 and 2012 for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2011	2012	% of Services Approved by Audit Committee
Audit Fees	$3,554,561	$4,136,741	100%
Audit Related Fees	$160,840	$170,405	100%
Tax Fees	$1,689,604	$1,584,239	100%
All Other Fees	$56,567	$19,500	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit related accounting consultations and required statutory audits of certain of the Company’s subsidiaries.

The category of “Audit Related Fees” includes accounting related consultations, due diligence procedures, services related to benefit plans and contract compliance review services.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” principally includes fees for a human capital benchmarking study, license fees for an accounting literature research database, audit training and treasury advisory services.

Pre-Approval Policies and Procedures

Our Audit Committee Charter contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the terms of the tax services are agreed to by the Audit Committee, the tax engagement letters will be formally accepted. All other non-audit services will require pre-approval from the Board on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

Change in the Company’s Independent Registered Public Accounting Firm

On April 23, 2013, PricewaterhouseCoopers LLP indicated to the Company, and the Company concurred, that PricewaterhouseCoopers LLP declined to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP’s current appointment will terminate upon completion of its review of the Company’s condensed consolidated financial statements as of and for the quarter ended March 31, 2013, the filing of the related Form 10-Q, and completion of certain statutory audit services.

The Audit Committee is currently in the process of selecting an independent registered public accounting firm to replace PricewaterhouseCoopers LLP and intends to authorize PricewaterhouseCoopers LLP to respond fully to any inquiries of the successor firm.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and through April 23, 2013, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended December 31, 2012 and 2011 and through April 23, 2013, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related-party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”

Administrative Services Agreement

Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson and that is otherwise unaffiliated with us (“Interface Operations”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space.

Registration Rights Agreement

Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders in connection with (i) Dr. Adelson’s purchase of shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock and (ii) the conversion of convertible notes held by Dr. Adelson into 86,363,636 shares of Common Stock. Dr. Adelson was granted the same registration rights with respect to the Series A Preferred Stock, the warrants and the Common Stock issuable upon exercise of the warrants and the conversion of the convertible notes as the registration rights previously granted under the registration rights agreement described above.

In connection with a Registration Statement on Form 3-ASR filed by the Company on November 4, 2011, the parties to the second amended and restated registration rights agreement and their permitted assignees (as defined in the agreement) waived their rights to (a) receive written notice from the Company of the filing of the registration statement and the proposed registration of the shares of our Common Stock underlying the Company’s outstanding warrants and (b) register any shares of Common Stock or preferred stock in the registration statement and the shares of our Common Stock underlying the Company’s outstanding warrants.

Transactions Relating to Aircraft

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation” and formerly known as Interface Employee Leasing, LLC), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease costs are allocated based upon the number and type of aircraft maintained by the Company and Interface Operations, respectively. During 2012, Sands Aviation charged Interface Operations approximately $14.6 million for its use of Sands Aviation’s aviation and related personnel and other overhead costs.

Time Sharing Agreements

The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes that its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company’s properties and that similar aircraft with comparable amenities are not generally available for charter. The Company believes that the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes that the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson.

The Company has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vi) all communications charges, including in-flight telephone. The agreements and the amounts paid under each agreement are as follows:

•

an aircraft cost sharing agreement providing for Interface Operations’ use on a time sharing basis of two Boeing 737 aircraft owned by the Company. Interface Operations did not use the Boeing 737 aircraft during 2012;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of three Gulfstream G-IV aircraft, one Gulfstream G-V aircraft and one Hawker 800XP aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.3 million in respect of Interface Operations’ 2012 use of Company aircraft;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of one Gulfstream G-IV aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.2 million in respect of Interface Operations’ 2012 use of Company aircraft;

•

an aircraft time sharing agreement providing for the Company’s use on a time sharing basis of a Boeing Business Jet, a Gulfstream G-III aircraft and a Gulfstream G-IV aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $2.9 million in respect of the Company’s 2012 use of Interface Operations’ aircraft; and

•

an aircraft cost sharing agreement providing for the Company’s use on a time sharing basis of a Boeing 767 aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $2.7 million in respect of the Company’s 2012 use of Interface Operations’ aircraft.

In addition, the Company has entered into an aircraft cost allocation agreement with Interface Operations Bermuda, LTD (“Interface Bermuda”), a company controlled by Mr. Adelson. Under the terms of this agreement, the Company was entitled to the use, on a time sharing basis, of two Boeing 747 aircraft provided by Interface Bermuda. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vii) all communications charges, including in-flight telephone. The cost allocation agreement was amended in July 2012 to reflect the Company’s purchase of one of the Boeing 747 aircraft from Interface Bermuda, as described below. Interface Bermuda charged the Company approximately $5.8 million in respect of the Company’s 2012 use of Interface Bermuda’s aircraft.

Purchase of Restaurant

During 2003, Las Vegas Sands, Inc. purchased the lease interest and assets of Carnevale Coffee Bar LLC, which operated a coffee bar in The Venetian, for $3.1 million, of which $625,000 was payable during 2003 and $250,000 is payable annually over ten years, beginning in September 2003. Half of the purchase price is payable to a family trust of Mr. Adelson’s that owned a 50% interest in Carnevale Coffee Bar LLC.

10% Series A Cumulative Perpetual Preferred Stock and Warrants to Purchase Common Stock

On November 14, 2008, the Company sold to Dr. Miriam Adelson, the wife of Mr. Adelson, our principal stockholder, Chairman and Chief Executive Officer, units consisting of 5,250,000 shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock at an exercise price of $6.00 per share, on substantially the same terms as those offered to the public in a simultaneous public offering. The aggregate purchase price paid by Dr. Adelson was $525.0 million. On January 9, 2012, in accordance with the agreement under which the Company sold the preferred stock and warrants to Dr. Adelson, the Company paid $280,000 in costs and expenses of Dr. Adelson relating to Hart-Scott-Rodino Act clearance for the exercise by Dr. Adelson of the warrants she held. On March 2, 2012, in accordance with the terms of the warrants, Dr. Adelson exercised the warrants to receive 87,500,175 shares of our Common Stock at an exercise price of $6.00 per share.

Other Transactions with Mr. Adelson and His Family

We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $50,000 during 2012.

During 2012, we employed Mr. Adelson’s son-in-law as the Vice President of Corporate Strategy. He was paid approximately $675,000 for work performed during 2012.

During 2012, Mr. Adelson’s daughter and her family resided in suites at The Venetian and were charged approximately $87,000 in rent for these accommodations. The rental value for the suites was determined based upon an independent third-party appraisal.

During 2012, we leased office space at The Venetian to Interface Operations, a company controlled by Mr. Adelson. Interface Operations, paid the Company approximately $61,000 in rent related to 2012. In addition, Interface Operations purchased approximately $53,000 of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2012.

Mr. Adelson and his family purchased approximately $1.0 million of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2012. Mr. Adelson also purchased approximately $150,000 of project coordination services during 2012.

In July 2012, the Company purchased a Boeing 747 airplane from an entity controlled by Mr. Adelson for $34.0 million, based on independent third party appraisals. In accordance with accounting standards regarding transactions between entities under common control, the Company recorded the cost of the airplane at the seller’s book value at the date of the transaction, which was $15.4 million. The $18.6 million difference between the amount paid and the book value of the airplane (a gain to the entity controlled by Mr. Adelson) was recorded as a deemed distribution to Mr. Adelson during the year ended December 31, 2012. The Company believes that the purchase of the airplane allows it to meet the increased demand for high-end premium direct customer travel driven from the Company’s expanding global gaming operations and is an important component in creating the ultimate trans-Pacific transportation experience for its customers. The Company believes it would have been more costly to acquire the airplane in the open market due to the limited supply of similar aircraft with luxury features.

Property and Casualty Insurance

With the exception of aviation related coverages, the Company and entities controlled by Mr. Adelson which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect four Class III directors for a three-year term ending in 2016. The four nominees are Sheldon G. Adelson, Irwin Chafetz, Victor Chaltiel and Charles A. Koppelman.

In the event any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Nominee Information

Sheldon G. Adelson.    Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed The Sands Expo and Convention Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He was President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was President of its predecessors, since 1990. Mr. Adelson also serves as the Chairman of the Board of Directors of the Company’s subsidiary, Sands China Ltd., and as an officer and/or director of several of our other subsidiaries.

Irwin Chafetz.    Mr. Chafetz has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a Manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated The Sands Expo and Convention Center, the first privately owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Board of Trustees at Suffolk University and a former member of the Dean’s Advisory Council at Boston University School of Management.

Victor Chaltiel.    Mr. Chaltiel has been a director of the Company since December 2012. He is the founder and has served as the chairman of Redhills Ventures LLC, a private investment vehicle, since 2000. From 2005 to its sale to HMS, Inc. in December 2011, Mr. Chaltiel also served as the Founder and Chairman of HealthDataInsights Inc., which provides healthcare claims integrity solutions. From August 1994 to August 1999, Mr. Chaltiel served as chairman of the board and chief executive officer of Total Renal Care Holdings, Inc. (now Davita, Inc.), a provider of renal dialysis services. Mr. Chaltiel has also held senior executive positions at Total Pharmaceutical Care (now Apria Healthcare Group), Salick Health Care, Inc. and Baxter International, Inc.

Charles A. Koppelman.    Mr. Koppelman has been a director of the Company since October 2011. Mr. Koppelman has served as Chairman and Chief Executive Officer of CAK Entertainment, Inc., a music and entertainment business, since 1997. In addition, Mr. Koppelman has served as Non-Executive Chairman of the Board of Martha Stewart Living Omnimedia, Inc. since September 2011 and as its Executive Chairman and principal executive officer from July 2008 until September 2011. Mr. Koppelman joined the Board of Martha Stewart Omnimedia, Inc. in July 2004 and became its Chairman in June 2005. Mr. Koppelman served as Chairman and Chief Executive Officer of EMI Records Group, North America, from 1994 to 1997, and Chairman and Chief Executive Officer of EMI Music Publishing from 1990 to 1994. He has been a director of Six Flags Entertainment Corp. since May 2010, where he serves on the audit committee and the compensation committee. Mr. Koppelman is also a former director of Steve Madden Ltd., and served as its Chairman of the Board from 2000 to 2004.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE PERFORMANCE-BASED PROVISIONS OF THE 2004

EQUITY AWARD PLAN

At the stockholders’ meeting, you are being asked to approve the applicable performance goals and other performance-based provisions of the Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”) to ensure that awards made under the 2004 Plan based on the performance criteria set forth in the 2004 Plan may be deductible by the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”), generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer) (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the 2004 Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. Our Compensation Committee, which administers the 2004 Plan, has the authority to change the targets with respect to awards granted under the 2004 Plan.

If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the 2004 Plan to its Section 162(m) executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the 2004 Plan to our Section 162(m) executive officers may not be tax deductible by us. Therefore, the Compensation Committee and the Board of Directors recommend that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the 2004 Plan that are intended to satisfy the requirements of Section 162(m) as described below. The Compensation Committee reserves the right, however, to issue awards under the 2004 Plan to our Section 162(m) executive officers that are not tax deductible under Section 162(m).

Reasons Why You Should Vote in Favor of this Proposal

•

Performance based.    The 2004 Plan is generally intended to provide incentive compensation and performance compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

•

Aligns director, employee and stockholder interests.    Our long-term incentive awards enable our employees and directors to acquire and maintain ownership of our Common Stock, strengthening their commitment to the welfare of the Company and promoting an identity of interest with our stockholders.

•	Will not be overly dilutive to our shareholders. We are not seeking at this time any increase in the number of shares of Common Stock to be reserved for issuance under the 2004 Plan.

Summary of the Las Vegas Sands Corp. 2004 Equity Award Plan

The following description of the 2004 Plan is a summary of certain provisions of the 2004 Plan and is qualified in its entirety by the text of the 2004 Plan, a copy of which is attached as Appendix A, and should be read in conjunction with the following summary.

Purpose.    The purpose of our 2004 Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Administration.    Our Compensation Committee administers our 2004 Plan. Except in the case of awards to non-employee directors, which are administered by our Board of Directors, the Compensation Committee has the

authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2004 Plan, and to adopt, alter and repeal rules, guidelines and practices relating to our 2004 Plan. Each of the current members of our Compensation Committee is either a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or, with respect to awards that are intended to be tax deductible under Rule 162(m), an “outside director” within the meaning of Section 162(m). Our Compensation Committee has the full discretion to administer and interpret the 2004 Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised. Subject to the provisions of the 2004 Plan and applicable law, our Compensation Committee may delegate to our chief executive officer acting together with either our president or our executive vice president, the authority to grant to eligible persons (other than non-employee directors or officers of the company or its subsidiaries who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) awards that are consistent with guidelines established by our Compensation Committee from time to time.

Eligibility.    Any employee, director, officer or consultant of ours, our subsidiaries or our affiliates is eligible for awards under our 2004 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the plan (except in the case of awards to non-employee directors, which will be made by our Board of Directors).

Number of Shares Authorized.    The 2004 Plan provides for an aggregate of 26,344,000 shares of our Common Stock to be available for awards. As of March 31, 2013, there were an aggregate of 6,481,634 shares of our Common Stock remaining available for future grants of awards. As noted above, we are not recommending any increase in the number of shares of our Common Stock to be reserved for issuance under the 2004 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of our Common Stock in any one year. No more than 3,000,000 shares of Common Stock may be granted under our 2004 Plan with respect to performance compensation awards in any one year. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our Common Stock subject to the award will again be available for future grant. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2004 Plan, the number of shares covered by awards then outstanding under our 2004 Plan, the limitations on awards under our 2004 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2004 Plan has a term of ten years expiring on December 14, 2014 and no further awards may be granted after the expiration of the term.

Awards Available for Grant.    The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing.

Options.    The Compensation Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of our 2004 Plan, unless the Compensation Committee determines otherwise, the exercise price of qualified options, nonqualified options that are intended to qualify as performance-based compensation under Section 162(m), and nonqualified options granted to our nonemployee directors, will not be less than the fair market value of our Common Stock at the time of grant. Other nonqualified options shall have an exercise price that is not less than the par value of our Common Stock (although, except in very limited circumstances, the grant of an option with an exercise price less than the fair market value of our Common Stock on the date of grant would result in adverse tax consequences to the optionee, and the Compensation Committee has not granted any such options). Options granted under the 2004 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2004 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares

(at their fair market value on the date of exercise) which have been held by the participant for at least six months or have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine to be appropriate.

Stock Appreciation Rights.    The Compensation Committee is authorized to award stock appreciation rights (referred to as SARs) under the 2004 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2004 Plan may include SARs. SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Restricted Stock.    The Compensation Committee is authorized to award restricted stock under the 2004 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards.    The Compensation Committee is authorized to award restricted stock units. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or, if specifically permitted in the applicable award agreement, an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date selected by the Compensation Committee.

Stock Bonus Awards.    The Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance Compensation Awards.    The Compensation Committee may grant any award under the 2004 Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Compensation Committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, amortization and/or rents;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory control.

Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or any business unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criteria as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a performance period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period. In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval.

The Compensation Committee is authorized at any time during the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the performance compensation awards granted to any participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) any other unusual or nonrecurring events, (viii) foreign exchange gains and losses, and (ix) a change in the Company’s fiscal year.

Non-Employee Director Awards.    Under our 2004 Plan, our non-employee directors receive automatic awards of options and either restricted stock or restricted stock units. See “Director Compensation” above for additional information.

Transferability.    Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment.    Our Board of Directors may amend, suspend or terminate the 2004 Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient. In addition, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option, and (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) in a manner which would either be reportable as a repricing on the Company’s proxy statement or result in any option being subject to “variable” method of accounting for financial statement reporting purposes.

Change in Control.    In the event of a change in control (as defined in the 2004 Plan), if the Compensation Committee in its discretion so determines, all outstanding options and equity awards (other than performance compensation awards) issued under the 2004 Plan shall fully vest, and performance compensation awards shall vest as determined by the Compensation Committee based on the level of attainment of the performance goals. The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of the awards to the participants in connection with a change in control.

U.S. Federal Income Tax Consequences.    The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of awards under the 2004 Plan and the disposition of shares purchased pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options.    The Code requires that, for treatment of an option as an “incentive stock option,” shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an option that would otherwise be an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units.    A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).    In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other officers whose compensation is disclosed in its proxy statement (other than its chief financial officer), subject certain exceptions. The 2004 Plan is intended to satisfy an exception with respect to grants of options to the Section 162(m) executive officers. In addition, the 2004 Plan is designed to permit certain awards of restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Other than with respect to the grants of restricted stock and stock options that may be earned by certain of our executive officers pursuant to their employment agreements if certain performance criteria are met, awards of stock options to our non-employee directors upon joining the Board and annual restricted stock or restricted stock unit awards to our non-employee directors, if the performance-based provisions of the 2004 Plan are approved by stockholders, awards under the 2004 Plan will be determined by the Compensation Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2004 Plan. See “Executive Compensation and Other Information — Employment Agreements” for a description of the material terms and conditions of the employment agreements for our executive officers. For information regarding grants made to our executive officers named in the Summary Compensation Table under the 2004 Plan in respect of 2012 performance, see the table entitled “Grants of Plan-Based Awards” above.

New Plan Benefits Table

Las Vegas Sands Corp. 2004 Equity Award Plan

Name and Position	Dollar Value ($)	Number of Units
Jason N. Ader, Director	$75,000	See footnote	(1)
Irwin Chafetz, Director	$75,000	See footnote	(1)
Victor Chaltiel, Director	$75,000	See footnote	(1)
Charles D. Forman, Director	$75,000	See footnote	(1)
George P. Koo, Director	$75,000	See footnote	(1)
Charles A. Koppelman, Director	$75,000	See footnote	(1)
Jeffrey H. Schwartz, Director	$75,000	See footnote	(1)
Irwin A. Siegel, Director	$75,000	See footnote	(1)
All current executive officers as a group	—	—
Non-executive director group	$600,000	See footnote	(1)
Non-executive officer employee group	—	—

(1)

Under the 2004 Plan, we award each non-employee director an annual grant of restricted stock or restricted stock units equal in value to the annual cash retainer on the date of the annual meeting of stockholders.

Currently the annual cash retainer is $75,000. The number of restricted shares or restricted stock units to be issued to each non-employee director in the table above will be determined by dividing $75,000 by the closing price of a share of our Common Stock on the NYSE on the date of grant (which is the date of the annual meeting).

Required Vote

Under relevant New York Stock Exchange rules relating to approval of equity compensation plans, approval of the performance-based provisions of the 2004 Plan will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the meeting to approve the performance-based provisions of the 2004 Plan.

Interests of Certain Persons in the Proposal

As indicated above, our executive officers are eligible to receive grants under the 2004 Plan of restricted stock and stock options pursuant to their employment agreements if certain performance criteria are met.

The Board of Directors recommends a vote FOR the approval of the performance-based provisions of the Las Vegas Sands Corp. 2004 Equity Award Plan.

PROPOSAL NO. 3

APPROVAL OF THE PERFORMANCE-BASED

PROVISIONS OF THE EXECUTIVE CASH INCENTIVE PLAN

At the meeting, you are also being asked to approve the applicable performance goals and other performance-based provisions of the Las Vegas Sands Corp. Executive Cash Incentive Plan (the “incentive plan”) to ensure that awards made under the incentive plan based on the performance criteria set forth in the incentive plan will be deductible by the Company under Section 162(m). As noted above under Proposal No. 2, Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its Section 162(m) executive officers, unless such payments are “performance-based” in accordance with conditions specified under Section 162(m).

The Compensation Committee and the Board of Directors are recommending that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the incentive plan that are intended to satisfy the requirements of Section 162(m) as described below. If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the incentive plan to its Section 162(m) executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the incentive plan to our Section 162(m) executive officers may not be tax deductible by us. The Compensation Committee, however, reserves the right to issue awards under the incentive plan to our executive officers that are not tax deductible under Section 162(m).

Summary of the Las Vegas Sands Corp. Executive Cash Incentive Plan

The following description of the incentive plan is a summary of certain provisions of the incentive plan and is qualified in its entirety by the text of the incentive plan, a copy of which is attached as Appendix B, and should be read in conjunction with the following summary.

Purpose.    The purpose of our incentive plan is to establish a program of annual incentive compensation awards for designated officers and other key executives of our company and our subsidiaries and divisions that is directly related to our performance results and to ensure that bonus payments made to our Section 162(m) executive officers will be tax deductible to us under the “performance-based compensation” exception to Section 162(m).

Administration.    The incentive plan is administered by the Compensation Committee, including all determinations relating to “performance-based” compensation for purposes of Section 162(m). Pursuant to the incentive plan, the Compensation Committee is comprised of two or more members of the Board, each of whom is required to be an “outside director” within the meaning of Section 162(m). The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the incentive plan, including authority to determine eligibility for participation, establish the maximum award that may be earned by each participant, which may be expressed in terms of dollar amount, percentage of salary or any other measurement, establish goals for each participant, calculate and determine each participant’s level of attainment of these goals and calculate an award for each participant based upon the level of attainment. Except as otherwise specifically limited in our incentive plan and with respect to determinations relating to awards intended to be deductible under Section 162(m), the Compensation Committee has full power and authority to construe, interpret and administer the incentive plan.

Eligibility.    The incentive plan provides that the Compensation Committee will designate the officers and other key executives, including Section 162(m) executive officers, who will be eligible for awards for the “performance period” during which performance is measured. A performance period is our fiscal year, which currently is the calendar year.

Bonus Awards and Performance Goals.    The Compensation Committee will establish for each performance period a maximum award, and, if the Compensation Committee so determines, a target and/or threshold award, and goals relating to the Company and/or its subsidiaries, divisions, departments, and/or functional performance for each participant, or “performance goals.” The Compensation Committee also will make these determinations with respect to our 162(m) executive officers. The Compensation Committee will communicate these perform-

ance goals to each participant prior to or during the applicable performance period. Participants will earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by the Compensation Committee.

The performance goals for participants will be based on attainment of specific levels of our performance and/or the performance of our subsidiaries, divisions or departments, as applicable, with reference to one or more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, amortization and/or rents;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory control.

Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or any business unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criterion above as compared to various stock market indices. In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such alterations, the Compensation Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a bonus award is granted, the Compensation Committee is authorized at any time during the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the bonus awards granted to any 162(m) executive officer for such performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, to specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting

Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

As soon as practicable following the end of the applicable performance period, the Compensation Committee will certify the attainment of the performance goals and will calculate the award, if any, payable to each participant, including our Section 162(m) executive officers. Bonus awards will be paid in a lump sum cash payment as soon as practicable following the determination of the applicable amount by the Compensation Committee. The Compensation Committee retains the right to reduce any award, in its sole discretion. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) is $10.0 million.

Termination or Amendment of Plan.    The Compensation Committee may amend, suspend or terminate our incentive plan at any time, provided that no amendment may be made without the approval of stockholders if the effect of any amendment would be to cause outstanding or pending awards that are intended to qualify for the “performance-based compensation” exception to Section 162(m) to cease to qualify for this exception.

New Plan Benefits

Other than with respect to the cash bonuses that may be earned by our executive officers pursuant to their employment agreements if certain performance criteria are met, if the performance-based provisions of the incentive plan are approved by stockholders, awards under the incentive plan will be determined by the Compensation Committee in its sole discretion and it is, therefore, not possible to predict the awards that will be made in the future under the incentive plan. See “Executive Compensation and Other Information — Employment Agreements” for a description of the material terms and conditions relating to compensation in the employment agreements for our executive officers. The performance-based bonuses paid to our named executive officers included in the Summary Compensation Table with respect to 2010 and 2011 performance were made pursuant to the incentive plan. (The supplemental bonuses paid to our named executive officers included in the Summary Compensation Table with respect to 2012 performance were not made pursuant to the incentive plan.) Each of our executive officers named in the Summary Compensation Table has been designated as a participant in the incentive plan and is eligible to receive bonuses under the incentive plan in respect of 2013 performance, although awards to our chief financial officer are not subject to Section 162(m).

Interests of Certain Persons in the Proposal

As indicated above, our executive officers are eligible to receive awards under the incentive plan pursuant to their employment agreements if certain performance criteria are met.

Required Vote

The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the 2013 annual meeting of stockholders to approve the performance-based provisions of the incentive plan.

The Board of Directors recommends a vote FOR the approval of the performance-based provisions of the Las Vegas Sands Corp. Executive Cash Incentive Plan.

PROPOSAL NO. 4

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Securities Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The say-on-pay vote is required to be offered to our stockholders at least once every three years. Last year, our stockholders recommended that we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board of Directors has accepted that recommendation.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear at pages 21 – 49 of this proxy statement.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2014 annual meeting of stockholders, to be considered for inclusion in our proxy statement for that annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 5, 2014 and no later than March 7, 2014, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

With respect to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2014 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 7, 2014, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2014 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2014 annual meeting. Any stockholder proposals also must comply in all respects with Rule 14a-8 of Regulation 14A of the Exchange Act and other applicable rules and regulations of the SEC.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2013: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2012 are available on our website at http://investor.lasvegassands.com/proxy.cfm.

APPENDIX A

Las Vegas Sands Corp.

2004 EQUITY AWARD PLAN

(Amended and Restated)

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Compensation Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(e) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by Sheldon G. Adelson (“Adelson”) or any Related Party or any group of which Adelson or a Related Party is a member (a “Designated Holder”), (IV) any acquisition which complies with clauses (A) and (B) of subsection (v) of this Section 2(e), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company, other than any such sale, transfer or other disposition to one or more Designated Holders; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, and (B) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means (i) a committee of at least two people as the Board may appoint to administer the Plan or (ii) (x) if no such committee has been appointed by the Board or (y) even if such a committee has been appointed, with respect to the grant of an Award to a Non-Employee Director and the administration of such Award, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(i) “Company” means Las Vegas Sands Corp., a Nevada corporation, and any successor thereto.

(j) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(k) “Director Stock Option” means a grant of a Nonqualified Stock Option to a Non-Employee Director under Section 7 of the Plan.

(l) “Director Restricted Stock” means a grant of Restricted Stock to a Non-Employee Director under Section 10 of the Plan.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n) “Effective Date” means December 15, 2004.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(p) “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to a Registration Statement on Form S-8 under the Securities Act or any successor form that may be adopted by the Securities and Exchange Commission.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value on such date based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the

Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(u) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(v) “Nevada Gaming Laws” means the statutes of the State of Nevada, the regulations of the Nevada Gaming Commission, the rules, directives and decisions of the Nevada Gaming Commission and State Gaming Control Board, the ordinances of Clark County, Nevada, and the regulations of the Clark County Liquor and Gaming Licensing Board.

(w) “Non-Employee Director” shall mean a director of the Company who is not also an employee of the Company.

(x) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(y) “Option” means an Award granted under Section 7.

(z) “Option Period” means the period described in Section 7(c).

(aa) “Option Price” means the exercise price for an Option as described in Section 7(a).

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

(cc) “Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(dd) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ee) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i) net earnings or net income (before or after taxes);

(ii) basic or diluted earnings per share (before or after taxes);

(iii) net revenue or net revenue growth;

(iv) gross profit or gross profit growth;

(v) net operating profit (before or after taxes);

(vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii) earnings before or after taxes, interest, depreciation, amortization and/or rents;

(ix) gross or operating margins;

(x) productivity ratios;

(xi) share price (including, but not limited to, growth measures and total stockholder return);

(xii) expense targets;

(xiii) margins;

(xiv) operating efficiency;

(xv) objective measures of customer satisfaction;

(xvi) working capital targets;

(xvii) measures of economic value added; and

(xviii) inventory control.

Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(ff) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(gg) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs,

(ii) litigation or claim judgments or settlements,

(iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(iv) any reorganization and restructuring programs,

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi) acquisitions or divestitures,

(vii) any other unusual or nonrecurring events,

(viii) foreign exchange gains and losses, and

(ix) a change in the Company’s fiscal year.

(hh) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(ii) “Plan” means this Las Vegas Sands Corp. 2004 Equity Award Plan.

(jj) Related Party means (i) any spouse, child, stepchild, sibling or descendant of Adelson, (ii) any estate of Adelson or any person described in clause (i), (iii) any person who receives a beneficial interest in the Company or any Subsidiary from any estate described in clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who hold such beneficial interest in the Company or any Subsidiary for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust or similar entity owned or controlled by Adelson or any person referred to in clause (i), (ii), (iii) or (iv) or for the benefit of any person referred to in clause (i), or (vi) the spouse or issue of one or more of the persons described in clause (i).

(kk) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ll) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(mm) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(qq) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(rr) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(ss) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(tt) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(uu) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

3.	Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.	Administration

(a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) Subject to the provisions of the Plan and applicable law, the Committee may delegate to the Chief Executive Officer acting together with either the President or the Executive Vice President of the Company the authority to grant Awards under the Plan to any Eligible Person (other than a Non-Employee Director or an officer of the Company or its Subsidiaries who is subject to the provisions of Section 16 of the Exchange Act), provided that such grants are consistent with guidelines established by the Committee from time to time.

5.	Grant of Awards; Shares Subject to the Plan

Subject to Section 4, the Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 26,344,000 shares;

(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) by reason of a new Award being granted in substitution therefor.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 3,000,000 shares of Stock; and

(e) Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements and the requirements of any stock exchange and stock quotation system on or over which the Stock is listed or traded, as applicable, as of the date such new Award is granted.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock on the Date of Grant, and (ii) in the case of a Nonqualified Stock Option, the par value of a share of Stock; provided, however, that (A) all Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than those intended to be Performance Compensation Awards) and (B) Director Stock Options shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options, other than Director Stock Options, shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) No shares of Stock shall be delivered pursuant to any exercise of an Option until the Company has received full payment of the Option Price therefor. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option (other than Director Stock Options) shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) An Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Director Stock Options.

(i) Notwithstanding any of this Section 7 to the contrary:

(A)

On the effective date of the initial public offering of the Common Stock, each Non-Employee Director shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes option valuation model) of $100,000; and

(B)

On the date any person first becomes a Non-Employee Director following the effective date of the initial public offering of the Common Stock, such person shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes option valuation model) of $100,000.

(ii) All Options granted to Non-Employee Directors pursuant to Section 7(h)(i) shall hereinafter be referred to as “Director Stock Options” and shall be subject to the following conditions:

(A)	Option Price. All Directors Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant.

(B)

Vesting. All Director Stock Options shall vest and become exercisable over a period of five years at the rate of 20% on each of the five consecutive anniversaries of the applicable Date of Grant, provided the Non-Employee Director’s services as a director continues through each such anniversary.

(C)	Term. The term of each Director Stock Option (the “Director Option Term”), after which each such Director Stock Option shall expire, shall be ten years from the Date of Grant.

(D)

Expiration. If prior to the expiration of the Director Option Term of a Director Stock Option a Non-Employee Director shall cease to be a member of the Board, the Director Stock Option shall expire on the earlier of the expiration of the Director Option Term or (i) one year after such cessation on account of the death of the Non-Employee Director or (ii) three months after the date of such cessation for any other reason. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Director Stock Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation, except in the case of a cessation on account of the death of the Non-Employee Director, in which case such Option shall be fully exercisable.

(E)	Director Stock Option Agreement. Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such additional provisions as may be determined by the Board.

8.	Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Las Vegas Sands Corp. 2004 Equity Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of             , between Las Vegas Sands Corp. and                     . A copy of such Plan and Agreement is on file at the offices of Las Vegas Sands Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(f) Director Restricted Stock. Notwithstanding any of this Section 9 to the contrary, on the date of each of the Company’s annual meetings of stockholders following the initial public offering of the Common Stock, each Non-Employee Director shall be automatically granted, without further action by the Committee, shares of Restricted Stock having an aggregate Fair Market Value on the Date of Grant equal to the annual cash retainer payable to the Non-Employee Director in respect of the year commencing on the date of such annual meeting. All such shares of Restricted Stock granted to Non-Employee Directors shall hereinafter be referred to as “Director Restricted Stock” and shall contain the following provisions:

(i) Restricted Period. The Restricted Period in respect of Director Restricted Stock shall expire on the one year anniversary of the applicable Date of Grant; provided, that the Non-Employee Director continues to serve as a member of the Board through such anniversary or, if earlier, the date of the Non-Employee Director’s death; provided, further, that Director Restricted Stock as to which the Restricted Period has expired may not be sold or, other than as allowed under Section 12(k), transferred by a Non-Employee Director while a member of the Board); provided, however, that a Non-Employee Director shall be permitted to sell that number of vested shares of Restricted Stock having an aggregate Fair Market Value equal to the amount of federal, state and local taxes incurred by the Participant as a result of the vesting of such shares of Restricted Stock.

(ii) Forfeiture. If a Non-Employee Director shall cease to be a member of the Board for any reason prior to the expiration of the Restricted Period as to any Director Restricted Stock, such Director Restricted Stock shall be forfeited in its entirety.

(iii) Director Restricted Stock Agreement. Each Award of Director Restricted Stock shall be evidenced by a Director Restricted Stock Agreement, which shall contain such additional provisions as may be determined by the Board.

(iv) Non-Employee Director Election. Each Non-Employee Director may elect, in accordance with procedures established by the Committee, to receive a grant of Restricted Stock Units in lieu of each automatic annual award of shares of Director Restricted Stock, any such grant of Restricted Stock Units to have the same Fair Market Value, Restricted Period and other terms as the applicable grant of Director Restricted Stock. Notwithstanding the foregoing, any Non-Employee Director who elects to receive Restricted Stock Units may elect the settlement date for the Restricted Stock Units, provided that the settlement date for such Restricted Stock Units shall not be earlier than the date on which the Restricted Period lapses.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.	Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 3,000,000 shares of Stock or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12.	General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to grant or settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award made or granted hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and performed wholly within the State of Nevada and, to the extent applicable, the Nevada Gaming Laws.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, subject to compliance with applicable law, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.	Changes in Capital Structure

With respect to Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi), the Committee shall make an equitable adjustment or substitution, in order to prevent substantial enlargement or dilution of a Participant’s rights in a manner consistent with the purposes of the Plan, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan; provided, however, that the manner of any such equitable adjustment shall be determined by the Committee in its sole discretion. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.	Effect of Change in Control

(a) Except to the extent provided in a particular Award agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award agreement to the contrary, the Committee may in its discretion provide that all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals). To the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (C) cause all previously deferred Awards to be settled in full as soon as possible.

(b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The termination date of the Plan, following which no Awards may be granted hereunder, is December 14, 2014; provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Option Price) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes.

(c) Section 162(m) Approval. If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed to and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

APPENDIX B

LAS VEGAS SANDS CORP.

EXECUTIVE CASH INCENTIVE PLAN

(Amended and Restated)

I.	Purpose

The purpose of the Las Vegas Sands Corp. Executive Cash Incentive Plan (the “Plan”) is to establish a program of incentive compensation for designated officers and/or key executive employees of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and its subsidiaries and divisions that is directly related to the performance results of such individuals. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

II.	Definitions

The following definitions shall be applicable throughout the Plan.

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award or awards, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee. The fact that a Committee member shall fail to qualify as an “outside director” when administering the Plan with respect to 162(m) Bonus Awards shall not invalidate any 162(m) Bonus Award granted by the Committee if such 162(m) Bonus Award is otherwise validly granted under the Plan.

“Company” means Las Vegas Sands, Inc., a Nevada corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant in accordance with Article XIV hereof to receive the amount, if any, payable under the Plan upon such Participant’s death.

“162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VIII.

“Participant” means any officer or key executive of the Company and its subsidiaries designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	net revenue or net revenue growth;

(iv)	gross profit or gross profit growth;

(v)	net operating profit (before or after taxes);

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii)	earnings before or after taxes, interest, depreciation, amortization and/or rents;

(ix)	gross or operating margins;

(x)	productivity ratios;

(xi)	share price (including, but not limited to, growth measures and total stockholder return);

(xii)	expense targets;

(xiii)	margins;

(xiv)	operating efficiency;

(xv)	objective measures of customer satisfaction;

(xvi)	working capital targets;

(xvii)	measures of economic value added; and

(xviii)	inventory control.

Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Bonus Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a 162(m) Bonus Award is granted, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the 162(m) Bonus Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, to specify adjustments or modifications to be made to the calculation of a performance goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements;

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

“Plan” means the Las Vegas Sands Corp. Executive Cash Incentive Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum aggregate award which may be earned by each Participant (which may be expressed in terms of a dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XVII. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

V.	Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum aggregate award (and, if the Committee deems appropriate, threshold and target awards) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

VI.	Payment of Bonus Awards

Except as provided in Articles VII and IX below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.	Deferral of Bonus Awards

If so permitted by the Committee, a Participant may elect to defer receipt of all or a portion of a Bonus Award pursuant to the terms of the Company’s Deferred Compensation Plan.

VIII.	162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1	A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

2.

The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

3.

No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria; provided, however, that the Committee, in its sole discretion, may permit the payment of a 162(m) Bonus Award to a Participant (or such Participant’s Designated Beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable Performance Criteria following (i) a termination of employment due to the Participant’s death or disability or (ii) a “Change in Control” (as that term is defined in the Las Vegas Sands Corp. 2004 Equity Award Plan).

4.	With respect to any single Participant, the maximum amount of any 162(m) Bonus Award for any fiscal year of the Company shall be $10,000,000.

IX.	Termination of Employment

A Participant shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Participant’s death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to receive payment of all or a pro rata portion of his or her Bonus Award following a termination of such Participant’s employment prior to the last day of a Performance Period; provided, however, that, in the event the Bonus Award is a 162(m) Bonus Award, the Committee shall only be permitted to exercise such discretion upon a termination of employment described in Section 4 of Article VIII.

X.	Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

XI.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XII.	No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

XIII.	Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes that the Committee, in its sole discretion, determines are required to be withheld with respect to such payments.

XIV.	Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant fails to designate a Designated Beneficiary as provided in this Article XIV, or if the Designated Beneficiary predeceases the Participant, then any Bonus Award payable following the Participant’s death shall be payable to such Participant’s estate.

XV.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XVI.	Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVII.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVIII.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (and, to the extent applicable, the regulations of the Nevada Gaming Commission, the rules, directives and decisions of the Nevada Gaming Commission and State Gaming Control Board, the ordinances of Clark County, Nevada, and the regulations of the Clark County Liquor and Gaming Licensing Board) without reference to principles of conflict of laws.

XIX.	Effective Date

The effective date of the Plan is January 1, 2005.

1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . ---------------- 14475 FORM OF PROXY LAS VEGAS SANDS CORP. Proxy for Annual Meeting of Stockholders June 5, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Michael A. Leven, Robert G. Goldstein and Kenneth J. Kay, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held at The St. Regis New York, Two E. 55th Street, New York, NY 10022, on June 5, 2013, at 2:00 p.m. (Eastern time), and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. (Continued and to be SIGNED on the other side) COMMENTS: Admission Ticket Annual Meeting of Stockholders of LAS VEGAS SANDS CORP. June 5, 2013 2:00 p.m. (Eastern Time) The St. Regis New York Two E. 55th Street New York, NY 10022 This ticket must be presented at the door for entrance to the meeting. Stockholders may bring one guest to the meeting. Stockholder Name: _ _ _ _ _ [ ] WITH SPOUSE/SIGNIFICANT OTHER _ _ _ [ ] WITHOUT SPOUSE/SIGNIFICANT OTHER (Please Print) Agenda 1. To elect two directors to the Board of Directors, each

ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 5, 2013 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sheldon G. Adelson O Irwin Chafetz O Victor Chaltiel O Charles A. Koppelman 2. To approve the performance-based provisions of the Company’s 2004 Equity Award Plan. 3. To approve the performance-based provisions of the Company’s Executive Cash Incentive Plan. 4. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2, 3 and 4 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof. Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 20430303000000001000 5 060513 I plan to attend meeting. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2013: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2012 are available on our website at http://investor.lasvegassands.com/proxy.cfm. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sheldon G. Adelson O Irwin Chafetz O Victor Chaltiel O Charles A. Koppelman 2. To approve the performance-based provisions of the Company’s 2004 Equity Award Plan. 3. To approve the performance-based provisions of the Company’s Executive Cash Incentive Plan. 4. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Items 1, 2, 3 and 4 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof. Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF LAS VEGAS SANDS CORP. June 5, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20430303000000001000 5 060513 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2013: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2012 are available on our website at http://investor.lasvegassands.com/proxy.cfm. I plan to attend meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1. Election of Directors: Sheldon G. Adelson Irwin Chafetz Victor Chaltiel Charles A. Koppelman 2. To approve the performance-based provisions of the Company’s 2004 Equity Award Plan. 3. To approve the performance-based provisions of the Company’s Executive Cash Incentive Plan. 4. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 AND 4. NOMINEES: Important Notice of Availability of Proxy Materials for the Annual Stockholder Meeting of LAS VEGAS SANDS CORP. To Be Held On: June 5, 2013 at 2:00 p.m. (Eastern time) The St. Regis New York, Two East 55th Street, New York, NY 10022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/22/13. Please visit http://investor.lasvegassands.com/proxy.cfm, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Please note that you cannot use this notice to vote by mail.